EXHIBIT 4.1














                            ASSET PURCHASE AGREEMENT

                                      AMONG

                            SWIFT ENERGY COMPANY and
                        SWIFT ENERGY NEW ZEALAND LIMITED

                                       AND

                               ANTRIM ENERGY INC.
                             ANTRIM ENERGY LTD. and
                           ANTRIM OIL AND GAS LIMITED

                                TABLE OF CONTENTS

                                                                                                               Page

Article I Purchase and Sale.......................................................................................2

   Section 1.1    Sale and Purchase of Interests..................................................................2
   Section 1.2    Closing Date....................................................................................4
   Section 1.3    Effective Date..................................................................................5
   Section 1.4    Purchase Price..................................................................................5
   Section 1.5    No Assumption of Liabilities....................................................................6
   Section 1.6    Valuation and Accounting........................................................................6
   Section 1.7    Rimu Production Station.........................................................................6
   Section 1.8    Taxation........................................................................................6

Article II Buyer's and Swift's Representations and Warranties.....................................................7

   Section 2.1    Organization and Good Standing..................................................................7
   Section 2.2    Authorization and Validity......................................................................7
   Section 2.3    No Conflicts or Violation.......................................................................7
   Section 2.4    Finder's Fee....................................................................................8
   Section 2.5    The Shares......................................................................................8
   Section 2.6    SEC Filings; Disclosure.........................................................................8
   Section 2.7    Accuracy of Information Furnished and Representations...........................................8
   Section 2.8    GST Registration................................................................................9

Article III Representations and Warranties of Antrim..............................................................9

   Section 3.1    Organization and Good Standing..................................................................9
   Section 3.2    Capitalization..................................................................................9
   Section 3.3    Corporate Records, No Conflicts or Violation...................................................10
   Section 3.4    Authorization and Validity.....................................................................10
   Section 3.5    Liabilities and Obligations....................................................................10
   Section 3.6    Employees and Employee Benefit Plans...........................................................11
   Section 3.7    Absence of Certain Changes.....................................................................11
   Section 3.8    Title; Leased Assets...........................................................................11
   Section 3.9    Insurance......................................................................................12
   Section 3.10   Status of Contracts............................................................................12
   Section 3.11   Taxes.   12
   Section 3.12   Consents.......................................................................................13
   Section 3.13   Compliance with Laws; Regulatory Compliance....................................................13
   Section 3.14   Finder's Fees..................................................................................13
   Section 3.15   Litigation and Claims..........................................................................13
   Section 3.16   Accuracy of Information Furnished and Representations..........................................14
   Section 3.17   Condition of Certain of the Interests..........................................................14
   Section 3.18   Data and Records...............................................................................14
   Section 3.19   Environmental Compliance.......................................................................15
   Section 3.20   Questionable Payments..........................................................................16
   Section 3.21   Limitations of Representations and Warranties..................................................16
   Section 3.22   Representations and Warranties Concerning Securities...........................................16

Article IV Buyer's and Swift's Covenants.........................................................................18

   Section 4.1    Consummation of Agreement......................................................................18
   Section 4.2    Registration on Form S-3.......................................................................18
   Section 4.3    Registration Procedures........................................................................19

Article V Antrim's Covenants.....................................................................................22

   Section 5.1    Business Operations and Consummation of Agreement..............................................22
   Section 5.2    Access and Future Cooperation..................................................................23
   Section 5.3    Material Change................................................................................23
   Section 5.4    Consents, Approvals and Notifications of Third Parties.........................................23
   Section 5.5    No Negotiation with Others.....................................................................23
   Section 5.6    Information for Tax Returns....................................................................24
   Section 5.7    Expenses of Registration, Restriction on Resale of the Shares..................................24
   Section 5.8    Hedging Transactions...........................................................................25

Article VI Buyer's and Swift's Conditions Precedent..............................................................25

   Section 6.1    Representations and Warranties.................................................................25
   Section 6.2    Covenants......................................................................................25
   Section 6.3    Proceedings....................................................................................26
   Section 6.4    No Material Adverse Change.....................................................................26
   Section 6.5    Consents.......................................................................................26
   Section 6.6    Due Diligence..................................................................................26
   Section 6.7    Documents to be Delivered by Antrim............................................................26
   Section 6.8    Additional Instruments of Transfer.............................................................27

Article VII Antrim's Conditions Precedent........................................................................28

   Section 7.1    Representations and Warranties.................................................................28
   Section 7.2    Covenants......................................................................................28
   Section 7.3    Documents to be Delivered at Closing...........................................................28
   Section 7.4    Proceedings....................................................................................29
   Section 7.5    Consents.......................................................................................29
   Section 7.6    No Material Adverse Change.....................................................................29

Article VIII Indemnification.....................................................................................29

   Section 8.1    Antrim's Indemnity.............................................................................29
   Section 8.2    Buyer's and Swift's Indemnity..................................................................30
   Section 8.3    Reclamation Obligations........................................................................30
   Section 8.4    Securities Indemnification.....................................................................31
   Section 8.5    Conditions of Indemnification..................................................................32
   Section 8.6    Contribution...................................................................................32
   Section 8.7    Remedies Not Exclusive.........................................................................33
   Section 8.8    Limitation on Liability........................................................................33

Article IX Termination...........................................................................................34

   Section 9.1    Termination by Buyer or Swift..................................................................34
   Section 9.2    Termination by Antrim..........................................................................34

Article X Miscellaneous..........................................................................................34

   Section 10.1   Amendment......................................................................................34
   Section 10.2   Assignment.....................................................................................34
   Section 10.3   Notice.  34
   Section 10.4   Confidentiality................................................................................35
   Section 10.5   Entire Agreement...............................................................................36
   Section 10.6   Costs, Expenses and Legal Fees.................................................................36
   Section 10.7   Severability...................................................................................36
   Section 10.8   Survival of Representations, Warranties and Covenants..........................................37
   Section 10.9   Governing Law..................................................................................37
   Section 10.10  Captions.......................................................................................37
   Section 10.11  Counterparts; Facsimile Execution..............................................................37

                                    EXHIBITS


Exhibit 3.5............................................................................ Liabilities and Obligations
Exhibit 3.7..............................................................................Absence of Certain Changes
Exhibit 3.8....................................................................................Title; Leased Assets
Exhibit 3.9...............................................................................................Insurance
Exhibit 3.12...............................................................................................Consents
Exhibit 3.15..................................................................................Litigation and Claims
Exhibit 3.19...............................................................................Environmental Compliance
Exhibit 6.7.............................................................................Opinion of Seller's Counsel
Exhibit 7.3..............................................................................Opinion of Buyer's Counsel

                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement, dated as of January 14, 2002 is made by and among SWIFT ENERGY COMPANY, a Texas corporation ("Swift"), SWIFT ENERGY NEW ZEALAND LIMITED, a New Zealand corporation and an indirect wholly-owned subsidiary of Swift ("Buyer"), and ANTRIM ENERGY INC., a Canadian corporation organized under the Business Corporations Act (Alberta) ("Antrim Canada"), ANTRIM ENERGY LTD., a Bahamian corporation and a wholly-owned subsidiary of Antrim Canada ("Antrim Bahamas"), and ANTRIM OIL AND GAS LIMITED, a New Zealand corporation and a wholly-owned subsidiary of Antrim Bahamas ("Seller") (Antrim Canada, Antrim Bahamas and Seller are collectively referred to herein as "Antrim").

                              W I T N E S S E T H:

     WHEREAS, Seller owns and desires to sell, and Buyer desires to purchase, on the terms and subject to the conditions and limitations set forth herein, Seller's 5.0% participating interest in petroleum exploration permit PEP 38719, and Seller's 7.5% participating interest in petroleum exploration permit PEP 38716, and certain rights and interests related thereto;

     WHEREAS, Seller owns a 5.0% participating interest in the joint venture owning and operating the Assets (as defined below) located on PEP 38719 (as defined below) and a 7.5% participating interest in the joint venture owning and operating the Assets located on PEP 38716 (as defined below);

     WHEREAS, pursuant to the Joint Venture Operating Agreements governing the two joint ventures, Seller owns a 5.0% and 7.5% respective beneficial interest in Permit 38719 and Permit 38716;

     WHEREAS, Seller desires to sell Seller's interests in the joint ventures under the Joint Venture Operating Agreements, comprising: and

    o Seller's interest in the joints ventures (including the beneficial interest in the Permits together with all of Seller's rights and obligations incidental to the respective Permits);

    o Seller's rights and obligations under the joint ventures, including, without limitation, the assets, Data, Records and information held by the joint ventures together with the benefits and burdens of the contracts entered into by or on behalf of the joint ventures;

     WHEREAS, Seller agrees to sell its interest in all of the foregoing described assets and Buyer agrees to purchase Seller's interest in such assets upon the following terms and conditions so as to enable Buyer to legally and beneficially acquire the interests of Seller in the joint ventures;

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein and the consideration provided herein, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

                                   Article I

                                Purchase and Sale

     Section 1.1 Sale and Purchase of Interests. Subject to and upon the terms and conditions contained herein, at the Closing (hereinafter defined), Seller shall, free and clear of all liens, claims and encumbrances, sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, accept and acquire from Seller, free and clear of all liens, claims and encumbrances, the Interests (hereafter defined).

          (a) Interests means:

          (i) (A) Seller's 5.0% participating interest in petroleum exploration permit PEP 38719 (the "38719 Permit") in the Taranaki Basin of New Zealand's North Island, together with Seller's rights under that certain Farmout Agreement and that certain Deed of Assignment and Assumption, both made effective as of April 1, 1999 in connection with the 38719 Permit;

               (B) Seller's 7.5% participating interest in petroleum exploration permit PEP 38716 (the "38716 Permit"), together with Seller's rights under that certain Deed of Assignment and Assumption pursuant to which Marabella Enterprises Ltd. and Indo-Pacific Energy (NZ) Limited transferred to Seller a 15.0% participating interest in the 38716 Permit (Seller previously having transferred 7.5% of said 15.0% participating interest to Buyer);

               (C) Seller's interests in any other petroleum mining licenses or permits issued under the New Zealand Petroleum Act 1987 or the New Zealand Crown Minerals Act 1991 by the New Zealand Minister of Energy or other ministries, or other licenses, servitudes or rights-of-way, or interests therein, owned by Seller and related to the 38719 Permit or the 38716 Permit; and

               (D) Seller's interests in any additional farmin agreements, farmout agreements and options related to Seller's 5.0% participating interest in the 38719 Permit or Seller's 7.5% participating interest in the 38716 Permit (the 38719 Permit, the 38716 Permit, such other licenses, permits, servitudes or rights-of-way, or interests therein, and such additional farmin agreements, farmout agreements and options, are collectively referred to as the "Permits").

          (ii)  Seller's  interests  in or  arising  under  that  certain  Joint
     Operating Agreement entered into originally between Buyer and Marabella Enterprises Limited ("Marabella") with respect to the 38719 Permit, with a stated effective date of April 1, 1998 (the "38719 Operating Agreement"), and Seller's interests in or arising under that certain Operating Agreement entered into originally between Marabella, Indo-Pacific Energy (NZ) Limited, and others, with respect to the 38716 Permit, with a stated effective date of January 30, 1996 (the "38716 Operating Agreement" and collectively with the 38719 Operating Agreement the "Operating Agreements");

          (iii) Seller's interests in, or rights in or arising under, any Appurtenant Rights (hereafter defined), and Seller's interests in, or rights in or arising under, all other property of whatsoever nature or kind, whether real or personal, tangible or intangible, in each case owned by Seller otherwise than by, through or under the Operating Agreements but used in any way in connection with the Joint Operations (hereafter defined), the Permits, or the Operating Agreements, and including but not limited to any such interests in, or rights in or arising under, any Contract, Property, Data, or Records (as said terms are hereafter defined).

     (b) As used in this Agreement:

          (i) The term "Joint Operations" shall mean all operations for the exploration for Petroleum (as said term is defined in the Operating Agreements), and the production, processing, transportation and sale of Petroleum, and all things necessary and incidental thereto, conducted pursuant to the Operating Agreements.

          (ii) The term "Contracts" shall mean all gas purchase and sale agreements, gas contracts, crude oil purchase and sale agreements, surface leases, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, leases of equipment or facilities and any and all other contractual agreements. As used in this Agreement, the term "Joint Contracts" shall mean all Contracts related in any way to the Joint Operations but not included in the Interests.

          (iii) The term "Property" shall mean real, personal and mixed property used in connection with the exploration for Petroleum and the production, processing, transportation and sale thereof including, but not limited to
     (i) wells, all wellhead equipment, fixtures, field separators and liquid extractors, pipe, casing, and tubing, (ii) all production, gathering line and pipeline equipment and facilities, and (iii) all tanks, machines, equipment, tools, dies, vessels and other facilities. As used in this Agreement, the term "Joint Property" shall mean all Property related in any way to the Joint Operations but not included in the Interests.

          (iv) The term "Data" shall mean geological data and reports, subject to all applicable licensing and other agreements, and all restrictions on transfer, all well logs, core reports and any core samples, seismic data, interpreted maps, contour maps, isopach maps and other such records and documents. As used in this Agreement, the term "Joint Data" shall mean all Data related in any way to the Joint Operations but not included in the Interests.

          (v) The term "Records" shall mean corporate files, records, financial statements and tax returns, documents, correspondence and data. As used in this Agreement, the term "Joint Records" shall mean all Records related in any way to the Joint Operations but not included in the Interests.

          (vi) The term "Appurtenant Rights" shall mean all interests incident to the Permits or the Joint Operations, including (i) any and all rights, privileges, or benefits that are owned by Seller in whole or in part that are appurtenant thereto or are used or held in connection therewith or with the production, processing, transportation, treatment, sale, or disposal of water, hydrocarbon and associated substances in connection with the Joint Operations; (ii) all rights in respect to any acreage located in whole or in part within the land covered by the Permits, including rights to production, oil condensate and other hydrocarbons and other minerals or materials of every kind and description produced that are in any pipeline or storage tanks or which is in transit on the Effective Date (hereinafter defined) or are produced or sold on or after the Effective Date, (iii) all tenements, hereditaments, and appurtenances belonging to any of the foregoing; (iv) all rights to accounts receivable outstanding as of the Effective Date, (v) all rights to any insurance policy covering risks related thereto, or proceeds payable under any such insurance policy, and all rights to make insurance claims and receive insurance proceeds under any such insurance policy, which arise after the Effective Date, and claims which arise prior to the Effective Date to the extent that liability is asserted against Buyer in connection therewith; (vi) any and all benefits of, and the rights to enforce the covenants and warranties with respect to, the Permits or the Joint Operations; and (vii) any and all rights appurtenant to, including any rights to use, own, operate or maintain, the Joint Operations, the Joint Contracts, the Joint Property, the Joint Data or the Joint Records.

          (vii) The term "Joint Assets" shall mean all Joint Contracts, Joint Property, Joint Data and Joint Records, and all Appurtenant Rights not included in the Interests.

     Section 1.2 Closing Date. The closing of the transactions contemplated hereby (the "Closing") shall occur as soon as reasonably practicable following satisfaction of all conditions precedent to the parties' obligations to Closing (the "Closing Date"), in the offices of Jenkens & Gilchrist, a Professional Corporation, 1100 Louisiana, Suite 1800 Houston, Texas 77002, and at such locations in Canada and New Zealand as may be appropriate, and at such other time and place as shall be mutually agreed to in writing by the parties hereto. The Closing shall commence at 10:00 a.m., local time, on the Closing Date and proceed promptly to conclusion.

For purposes of this Agreement, the Closing Date and the time to commence, as well as the time of conclusion of, the Closing shall be based on Houston, Texas local time. The Closing will be concluded upon the conclusion of all Closing activities at all locations at which the Closing occurs.

     Section 1.3 Effective Date. If the transactions contemplated by this Agreement are consummated in accordance with this Agreement, the date on which the economic benefits and burdens relating to Seller's 5.0% participating interest in the 38719 Permit and Seller's 7.5% participating interest in the 38716 Permit shall shift from Seller to Buyer shall be October 31, 2001 ("the Effective Date"). Notwithstanding anything in this Section 1.3 to the contrary, the shift of economic benefits and burdens as of the Effective Date shall not relieve Antrim from any liability or obligation to Buyer or Swift arising out of any breach of Antrim's representations, warranties or covenants under this Agreement, and shall not relieve Buyer or Swift from any liability or obligation to Antrim arising out of any breach of Buyer's or Swift's representations, warranties or covenants under this Agreement.

     As a result of such shift, and recognizing that Buyer is the operator with respect to the 38719 Permit, as of the Effective Date, in connection with Seller's 5.0% participating interest in the 38719 Permit, and Seller's interests in the Joint Operations related to the 38719 Permit and the 38719 Operating Agreement, no further amounts will be payable from Seller to Buyer for capital expenditures or operating expenditures, and no further revenue amounts will be payable to Seller from Buyer, whether related to or arising out of operations prior to, on, or after the Effective Date. The parties acknowledge that to the extent of any imbalance in such amounts as of the Effective Date, such imbalance has been taken into account in determining the Purchase Price (hereinafter defined). As a further result of such shift, all costs and expenditures incurred for the account of Seller, and all revenues generated for the account of Seller, in connection with Seller's 7.5% participating interest in the 38716 Permit subsequent to the Effective Date will be solely for the account of Buyer.

     Section 1.4 Purchase Price. The total Purchase Price for the Interests (the "Purchase Price") in consideration of transfer of the Interests shall be Two Hundred Twenty Thousand (220,000) fully paid and non-assessable shares of Swift common stock, $0.01 par value (the "Shares"), each Share valued at the closing price of Swift's common stock on the New York Stock Exchange on the Closing Date, as published in the Wall Street Journal for New York Stock Exchange Composite Transactions. The parties each acknowledge and confirm that the number of shares of Swift's common stock included in the Purchase Price is not subject to adjustment, and that such number was set taking account of, among other factors, the shift of economic benefits and burdens provided for in Section 1.3 above. At the Closing, Buyer shall cause Swift to deliver to Antrim Canada the Shares in satisfaction of Buyer's obligation to pay the Purchase Price to Seller. By its acceptance of delivery of the Shares, Antrim Canada will acknowledge that delivery of the Shares to it represents full and final satisfaction of Buyer's obligation to pay the Purchase Price for the Interests. The parties agree that the Purchase Price does not include any capitalized interest, and that the "lowest price" for the purposes of section EH48(3)(a) of the New Zealand Income Tax Act 1994 is equal to the Purchase Price.

     Section 1.5 No Assumption of Liabilities. Except for the obligations of Antrim related to the Interests which first arise or are first to be performed after the Closing Date, and which do not relate to any breach of Antrim's representations, warranties or covenants under this Agreement, and except for such economic burdens described in Section 1.3 herein and which do not relate to any breach of Antrim's representations, warranties or covenants under this Agreement, (such obligations, together with such economic burdens described in Section 1.3, are collectively referred to herein as "Assumed Obligations"), neither Buyer nor Swift shall assume, purchase or agree to pay, perform or discharge any liabilities or obligations of Antrim, whether accrued, absolute, contingent or otherwise, including without limitation, liabilities based on, arising out of, or in connection with the Interests.

     Section 1.6 Valuation and Accounting. The transactions contemplated by this Agreement shall be valued at the closing price of Swift's common stock on the New York Stock Exchange on the Closing Date, as published in the Wall Street Journal for New York Stock Exchange Composite Transactions. The transactions contemplated by this Agreement shall be accounted for as a purchase under United States generally accepted accounting principles.

     Section 1.7 Rimu Production Station. Seller does not have, and has not ever had, any rights, title or any interests in the Rimu production station designed to produce specification gas, specification propane and butane and stabilized crude oil, which is currently under construction by Swift, and furthermore Seller owes no amounts to Buyer within the area prescribed by the 38719 Permit related to Buyer's construction of the Rimu production station or installation of flowlines, gathering or separation equipment pertaining to the 38719 Permit.

     Section 1.8 Taxation. The parties to this Agreement acknowledge that New Zealand goods and services tax ("GST") imposed under the New Zealand Goods and Services Tax Act 1985 is not chargeable on the sale by Seller of the Interests, and Buyer and Swift will not claim GST input tax credit in respect of the sale unless Seller is subsequently determined to be liable for GST in relation to the sale. If Seller is subsequently determined to be liable for GST in relation to the sale by Seller of the Interests, then Seller will pay such GST and Buyer will (or will procure that any body or group that Buyer is or was at the relevant time a member will), at the first opportunity to do so, request the New Zealand Inland Revenue Department to issue a non-binding ruling confirming that Buyer (or other body or group of which Buyer is or was a member) is entitled to a GST input credit in respect of that sale. Buyer will promptly pay to Seller an amount equal to such GST input credit when and to the extent that money is received from the Inland Revenue Department or any amount otherwise payable to the Inland Revenue Department has been reduced by such GST input credit. Seller and Buyer agree that if the GST paid by Seller in relation to the sale by Seller of the Interests is in excess of the amount equal to such GST input credit that is paid by Buyer to Seller, then Buyer will promptly pay one half (1/2) of the excess to Seller.

                                   ARTICLE II

               Buyer's and Swift's Representations and Warranties

     Buyer and Swift acknowledge and agree that (i) because Swift is the parent corporation of Buyer, Swift has a financial interest in and will benefit from the transactions contemplated by this Agreement, (ii) Swift has entered into this Agreement as an inducement for Antrim to enter into this Agreement and consummate the transactions contemplate hereby, and (iii) but for Swift's willingness to enter into this Agreement and consummate the transactions contemplate hereby, Antrim would not have been willing to enter into this Agreement and consummate the transactions contemplated hereby. Accordingly, Buyer and Swift, jointly and severally, represent and warrant that the following are true and correct as of this date and will be true and correct through and on the Closing Date as if made on and as of such dates:

     Section  2.1   Organization   and  Good  Standing.   Buyer  and  Swift  are
corporations duly organized, validly existing and in good standing under the laws of the jurisdictions of their incorporation, with all requisite power and authority to carry on the businesses in which they are engaged, to own the properties they own and to execute and deliver this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. Buyer and Swift are duly qualified, validly existing and in good standing in all jurisdictions where the nature of their business makes such qualification necessary.

     Section 2.2 Authorization and Validity. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Buyer and Swift and no corporate proceedings other than those that will be taken prior to Closing are necessary in connection with such authorization. This Agreement has been, and each other agreement contemplated hereby will be, prior to Closing, duly executed and delivered by Buyer and Swift, and, assuming the due authorization, execution and delivery by Antrim, this Agreement constitutes, and each agreement contemplated hereby will constitute, legal, valid and binding obligations of Buyer and Swift, enforceable against Buyer and Swift in accordance with their respective terms.

     Section 2.3 No Conflicts or Violation. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Swift, or the equivalent constating and other governing documents of Buyer, or any agreement, indenture or other instrument under which Buyer or Swift is bound, or
(b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Buyer or Swift or the properties or assets of Buyer or Swift.

     Section 2.4 Finder's Fee. Neither Buyer nor Swift have incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby in a manner that will result in liability on the part of Antrim.

     Section 2.5 Shares. The Shares to be issued to Antrim Canada pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The issuance of the Shares pursuant to this Agreement will transfer to Antrim Canada valid title to the Shares, free and clear of all liens, encumbrances and claims of every kind except for any created by Antrim. The Shares are, or upon Closing will be, listed for trading on the New York Stock Exchange. The Shares will be "restricted securities" under the U.S. securities laws and regulations until the Registration Statement (defined hereinafter in Section 4.2) for the resale of the Shares has been filed and declared effective by the U.S. Securities and Exchange Commission (the "SEC").

     Section 2.6 SEC Filings; Disclosure. Swift has filed with the SEC all forms, statements, reports and documents required to be filed by it for the fiscal years 1998, 1999 and 2000, and for the quarterly periods ended March 31, June 30 and September 30, 2001, under each of the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the respective rules and regulations thereunder, all of which, as amended, if applicable, complied when filed in all material respects with the applicable requirements of the appropriate Act and the rules and regulations thereunder. As of the filing date of each, Swift's Disclosure Documents (as hereinafter defined in Section 3.22(h), but not including Swift's press releases, which are not included in the definition of Swift's Disclosure Documents for purposes of this Section 2.6) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 2.7 Accuracy of Information Furnished and Representations. All information furnished to Antrim by Buyer or Swift herein or in any exhibit hereto is, and as supplemented after the date of this Agreement by any and all filings with the SEC and any and all publicly disclosed information, including but not limited to any and all press releases, as of the Closing Date will be, true, correct and complete in all material respects, and such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, true, correct and complete in all material respects. No representation or warranty by Buyer or Swift in this Agreement or any agreement or document delivered by Buyer or Swift pursuant to this Agreement contains or will contain, as of the Closing Date, an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in any such representation or warranty, in light of the circumstances under which they were made, not misleading.

     Section 2.8 GST Registration. Buyer and Swift represent and warrant that the joint venture constituted by the 38719 Operating Agreement to operate the 38719 Permit is a registered person for the purposes of the New Zealand Goods and Services Tax Act 1985 at the time of entering into this Agreement.

                                  ARTICLE III

                    Representations and Warranties of Antrim

     Antrim Canada and Antrim Bahamas acknowledge and agree that (i) because Antrim Bahamas is the parent corporation of Seller, and because Antrim Canada is the parent corporation of Antrim Bahamas and the ultimate parent entity of Seller, Antrim Canada and Antrim Bahamas have a financial interest in and will benefit from the transactions contemplated by this Agreement, (ii) Antrim Canada and Antrim Bahamas have entered into this Agreement as an inducement for Buyer and Swift to enter into this Agreement and consummate the transactions contemplate hereby, and (iii) but for Antrim Canada's and Antrim Bahamas' willingness to enter into this Agreement and consummate the transactions contemplate hereby, Buyer and Swift would not have been willing to enter into this Agreement and consummate the transactions contemplated hereby. Accordingly, Antrim Canada, Antrim Bahamas and Seller, jointly and severally, represent and warrant that the following are true and correct as of this date and will be true and correct through and on the Closing Date as if made on and as of such dates:

     Section 3.1 Organization and Good Standing. Antrim Canada, Antrim Bahamas and Seller are each corporations duly organized, validly existing and in good standing under the laws of the jurisdictions of their organization, with all requisite power and authority to own the Interests. Seller is duly qualified, validly existing and is in good standing in all jurisdictions where the nature of the ownership of the Interests makes such qualification necessary. Neither Antrim Canada, Antrim Bahamas nor Seller owns, directly or indirectly, any of the capital stock of any other corporation, other than Antrim Canada's ownership of the capital stock of Antrim Bahamas and Antrim Bahamas' ownership of the capital stock of Seller, or any equity, profit sharing, participation, or other interest in any corporation, partnership, joint venture or other entity which owns the Interests, uses the Permits, conducts any portion of the Joint Operations or owns any portion of the Joint Assets.

     Section 3.2 Capitalization. Antrim Canada owns all of the issued and outstanding capital stock of Antrim Bahamas, and Antrim Bahamas owns all of the issued and outstanding capital stock of Seller, free and clear of all liens, claims, encumbrances, equities and proxies. Each outstanding share of capital stock of Antrim Bahamas and Seller has been legally and validly issued and is fully paid and nonassessable. There exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of Antrim Bahamas or Seller, and there are no other such rights limiting Antrim Canada's ability to act on behalf of Seller as its ultimate parent entity.

     Section 3.3 Corporate Records, No Conflicts or Violation. The Certificate and Articles of Incorporation and the Bylaws duly certified as of a recent date by a duly appointed and authorized officer, with respect to Antrim Canada, and the equivalent constating and other governing documents duly certified as a recent date by duly appointed and authorized officers, with respect to Antrim Bahamas and Seller, that have been delivered to Buyer are true, correct and complete copies thereof. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under the Certificate and Articles of Incorporation or Bylaws of Antrim Canada, or the equivalent constating and other governing documents of Antrim Bahamas or Seller, or any agreement, indenture or other instrument under which Antrim is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Antrim's properties or assets.

     Section 3.4 Authorization and Validity. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Antrim and no corporate proceedings other than those that will be taken prior to Closing are necessary in connection with such authorization. This Agreement has been, and each other agreement contemplated hereby will be, at or prior to Closing, duly executed and delivered by Antrim, and, assuming the due authorization, execution and delivery by Buyer and Swift, this Agreement constitutes, and each other agreement contemplated hereby will constitute, legal, valid and binding obligations of Antrim, enforceable against Antrim.


     Section 3.5 Liabilities and Obligations. Except as set forth in Exhibit 3.5 hereto, and except for the Assumed Obligations, there are no liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise which in any way relate to, or could result in a claim against or lien upon, the Interests and which arise out of transactions effected or events occurring on or prior to the date hereof. Except as set forth in
Exhibit 3.5, and except for the Assumed Obligations, Antrim is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and there are no unpaid bills or past due charges for any labor or materials incurred by or on behalf of Antrim which in any way relate to, or could result in a claim against or lien upon, the Interests, and which arise out of transactions effected or events occurring on or prior to the date hereof.

     Section 3.6 Employees and Employee Benefit Plans. Antrim has no obligation or liability, direct or indirect, express or implied, including superannuation, redundancy entitlements or any other obligation, arising under an employment agreement or arrangement, and has no obligation to any third parties, including governmental agencies, regarding employment of any person, which could become an obligation or liability of Buyer or Swift as a result of executing, delivering or performing this Agreement or consummating the transactions contemplated hereby. Antrim does not maintain any employee benefit plan or program under which an employee is receiving, or has a right to receive, any employee benefit which could become an obligation or liability of Buyer or Swift as a result of executing, delivering or performing this Agreement or consummating the transactions contemplated hereby.

     Section 3.7 Absence of Certain Changes. Except as set forth in Exhibit 3.7 hereto, since September 30, 2001, Antrim has owned the Interests in the ordinary course of business, and there has not been and will not be prior to, or on, the Closing Date:

          (a) Any material damage, destruction or loss to or of the Interests or, to the best of Antrim's knowledge, the Permits, the Joint Operations or the Joint Assets, whether or not covered by insurance;

          (b) Any sale, lease or other disposition of the Interests except as permitted by the terms of this Agreement;

          (c) Any mortgage, pledge or grant of a lien or security interest in any of the Interests except any such encumbrance that will be released at or before the Closing; or

          (d) Any contract or commitment to do any of the foregoing with respect to the Interests.

     Section 3.8 Title; Leased Assets. Section 1.1 sets forth an accurate list and description of all property, rights, titles and interests that constitute the Interests. True, complete and correct copies of all documents evidencing the Interests have been, or prior to Closing will be, delivered to Buyer. Antrim does not warrant its title to its participating interests in the 38719 Permit or the 38716 Permit, except to the extent that Antrim does warrant that, except for encumbrances described in Exhibit 3.8 hereto, its participating interests in the 38719 Permit and the 38716 Permit are free and clear of all liens, claims and encumbrances; provided however, that the language in the definition of "Permitted Encumbrances" as set out in Exhibit 3.8 shall be included in such definition only to the extent mutually approved and agreed upon by counsel to Buyer and Swift and counsel to Antrim, and such definition, as so approved and agreed upon, shall be referred to as "Agreed Permitted Encumbrances." Antrim does warrant title to all components of the Interests other than its participating interests in the 38719 Permit and the 38716 Permit and does warrant that, such components and, are, except for Agreed Permitted Encumbrances, free and clear of all liens, claims and encumbrances. Upon consummation of the transactions contemplated hereby, Buyer shall receive, and will be entitled to use, the Interests free and clear of all liens, claims and encumbrances, other than Agreed Permitted Encumbrances.

     Section 3.9 Insurance. All the insurable risks relating to the Interests and, to the best of Antrim's knowledge, the Permits, the Joint Operations or the Joint Assets are insured under valid and enforceable policies, issued by insurers of recognized responsibility in amounts, and against such risks and losses, as is customary in Seller's industry. Attached as Exhibit 3.9 are true, complete and correct copies of all such policies, maintained by, or maintained for the benefit of, Seller with respect to the Interests, and a list of all rights incident to such policies.

     Section 3.10 Status of Contracts. All of the Contracts included in the Interests and, to the best of Antrim's knowledge, the Joint Contracts (a) are in full force and effect, (b) neither Seller nor, to the knowledge of Antrim, any third party to the Contracts included in the Interests or the Joint Contracts
(i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any of its obligations thereunder to the extent that such breaches or defaults could have a material adverse impact on the Interests, or, to the best of Antrim's knowledge, the Permits, the Joint Operations or the Joint Assets or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of any Contract included in the Interests or Joint Contract, and (c) Antrim has no reason to believe that any other party to a Contract included in the Interests or to the best of Antrim's knowledge a Joint Contract will be in breach of or default under or repudiate any of its obligations thereunder to the extent that such breach or default will have a material adverse impact on the Interests, the Permits, the Joint Operations or the Joint Assets.

     Section 3.11 Taxes. There is no deficiency or delinquency for the payment of any tax, assessment or governmental charge asserted against Antrim nor is there any material violation by Antrim of any taxing authority with jurisdiction over the Interests or, to the best of Antrim's knowledge, over the Permits, the Joint Operations or the Joint Assets, or which could affect, create a lien on, or otherwise encumber the Interests or, to the best of Antrim's knowledge, the Permits, Joint Operations or Joint Assets, or which could be asserted against Buyer or Swift as a result of executing, delivering or performing this Agreement or consummating the transactions contemplated hereby. Antrim has not received notification pertaining to any, and to the best of Antrim's knowledge there is no, audit of Antrim by the New Zealand Inland Revenue Department, Revenue Canada, nor any other governmental taxing authority is pending or, to the knowledge of Antrim, threatened, and the results of any completed audits are properly reflected in the Financial Statements of Antrim. Antrim has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted against, or result in a lien or other encumbrance on, the Interests, or against Buyer or Swift as a result of executing, delivering or performing this Agreement or consummating the transactions contemplated hereby. Subject to the agreements of the parties set forth in
Section 1.8 above, Antrim shall pay any and all such taxes and assessments for the period prior to the Closing Date when such taxes become due and payable.

     Section 3.12 Consents. Set forth on Exhibit 3.12 is a list of (i) all approvals, consents, filings and notifications required to be obtained, made or given for the assignment or transfer of the Interests to Buyer (including, without limitation, the approval, consent or notification of, or filing with, the appropriate governmental agencies and third parties, with respect to the Permits and the Contracts) and (ii) each waiver of each preferential purchase right that affects the

Interests which must be obtained in connection with the assignment or transfer of the Interests to Buyer. As of the date of this Agreement, Antrim has not obtained any of the approvals, consents or waiver, and has not made any of the filings or notifications, set forth on Exhibit 3.12.

     Section 3.13 Compliance with Laws; Regulatory Compliance.

          (a) The ownership of the Interests and, to the best of Antrim's knowledge, the ownership of the Joint Assets, the use of the Permits and the conduct of the Joint Operations have been and currently are in compliance with the provisions and requirements of any applicable law, licensing requirement or regulation. Antrim has filed with the proper authorities all necessary statements and reports required to be filed by it with respect to, and has at all times maintained all necessary licenses, permits, governmental authority or any other such authority to own, the Interests, and no existing violations exist in respect to such. There are no existing violations by Antrim of any applicable law or regulation that could materially adversely affect the Interests, nor, to the best of Antrim's knowledge, the Permits, the Joint Operations or the Joint Assets.

          (b) Antrim is not aware of any facts, conditions or circumstances that could reasonably be expected to give rise to any claim or assertion that the Interests, the Permits, the Joint Operations or the Joint Assets are not in compliance with an applicable law or regulation or with any term or condition of any applicable license, permit, governmental authority, or any other such authority.

     Section 3.14 Finder's Fees. Antrim has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby in a manner that will result in liability on the part of Buyer or Swift.

     Section 3.15 Litigation and Claims. Except as described in Exhibit 3.15, there is no legal action or administrative proceeding or investigation instituted or to Antrim's knowledge threatened against Antrim or affecting, or that could affect, the Interests nor, to the best of Antrim's knowledge, the Permits, the Joint Operations or the Joint Assets. Antrim is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable in any way to the Interests, the Permits, the Joint Operations or the Joint Assets, or (b) in default with respect to any such order, writ, injunction or decree. Antrim does not know of any reasonable basis for any such action, proceeding or investigation, and has not received any notice from any governmental authority or any other person claiming any violation or repudiation of the Interests, the Permits, the Joint Operations or the Joint Assets or any violation of any law, rule, regulation, ordinance, order, decision or decree of any governmental authority.

     Section 3.16 Accuracy of Information Furnished and Representations. All information furnished to Buyer or Swift by Antrim herein or in any exhibit hereto is, and as of the Closing Date will be, true, correct and complete and such information states all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, true, correct and complete in all respects. No representation or warranty by Antrim in this Agreement or any agreement or document delivered by Antrim pursuant to this Agreement contains or will contain, as of the Closing Date, an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in any such representation or warranty, in light of the circumstances under which they were made, not misleading.

     Section 3.17 Condition of Certain of the Interests. There are no material defects in any of the Property included in the Interests nor, to the best of Antrim's knowledge, in any of the Joint Property which would prevent the use and ownership of the Interests from continuing in accordance with prior practice.

     Section 3.18 Data and Records.

          (a) At or prior to Closing, Antrim will deliver to Buyer any and all documents, records and other items which constitute Data included in the Interests or Records included in the Interests. Such documents, records and other items delivered to Buyer are all of the items constituting or relating to Data included in the Interests or Records included in the Interests. Copies of all of such items are maintained, and will until the Closing Date be available for review, at Antrim Canada's office. At our prior to the Closing Date, all copies of Data included in the Interests and Records included in the Interests will have either been delivered to Buyer or destroyed. The Data included in the Interests and the Records included in the Interests, and the information contained therein, are subject to the confidentiality provisions as stated in Section 10.4 below. Antrim has not disclosed any Data included in the Interests or Records included in the Interests, or the information contained therein, to any third-party, except as may have been publicly disclosed by Antrim prior to the Closing Date to:
     (i) third-party participants in the Permits, (ii) Antrim's advisers, agents, consultants, personnel, counsel or accountants, or (iii) the public, through any public filing of Antrim Canada. Antrim shall not, after the date hereof, use or disclose Data included in the Interests or Records included in the Interests, or the information contained therein, to any third-party.

          (b) Unless otherwise indicated, references to Joint Data and Joint Records in this Section 3.18(b) refer only to Joint Data and Joint Records in the possession of Antrim. At or prior to closing, Antrim will deliver to Buyer any and all documents, records and other items which constitute Joint Data or Joint Records. Such documents, records and other items delivered to Buyer are all of the items constituting or relating to Joint Data or Joint Records in Antrim's possession. Copies of all such items are maintained, and will until the Closing Date be available for review, at Antrim Canada's office. At or prior to the Closing Date, all copies of Joint Data and Joint Records will have either been delivered to Buyer or destroyed. The Joint Data (whether or not in Antrim's possession) and the Joint Records (whether or not in Antrim's possession) and the information contained therein, are subject to the confidentiality provisions stated in Section 10.4 below and Antrim has not disclosed any of the Joint Data (whether or not in Antrim's possession) or the Joint Records (whether or not in Antrim's possession), or the information contained therein, to any third-party, except as may have been publicly disclosed by Antrim prior to the Closing Date to: (i) third-party participants in the Permits, (ii) Antrim's advisers, agents, consultants, personnel, counsel or accountants, (iii) the public, through any public filing of Antrim Canada or (iv) the Toronto Stock Exchange, through any application or filing of Antrim Canada. Antrim shall not, after the date hereof, use or disclose any Joint Data (whether or not in Antrim's possession) or Joint Records (whether or not in Antrim's possession) or the information contained therein, to any third-party.

     Section 3.19 Environmental Compliance. Except as is set forth on Exhibit 3.19,


          (a) Antrim has obtained and maintained in effect all environmental and health and safety permits, licenses, approvals, consents, certificates and other authorizations necessary for the ownership of the Interests, and is not aware of any failure to obtain and maintain such in relation to the use of the Permits, the conduct of the Joint Operations or the ownership of the Joint Assets ("Environmental Permits");

          (b) Antrim has not received any notice of any Environmental Claim (hereinafter defined), Environmental Liabilities (hereinafter defined) or any violation or non-compliance with any Environmental Law (hereinafter defined) or with the terms or conditions of any Environmental Permit, arising from, based upon, associated with or related to the Interests or the use of the Permits, the conduct of the Joint Operations or the ownership of the Joint Assets;

          (c) Antrim is not otherwise aware of any facts, conditions or circumstances in connection with, related to or associated with the Interests or the use of the Permits, the conduct of the Joint Operations or the ownership of the Joint Assets that could reasonably be expected to give rise to any Environmental Claim, Environmental Liabilities or any claim or assertion that the Interests or the use of the Permits, the conduct of the Joint Operations or the ownership of the Joint Assets is not in compliance with Environmental Laws or the terms or conditions of any Environmental Permit.

     As used in this Agreement, the term "Environmental Claim" shall mean any third party environmental or health and safety claim, demand, filing, investigation, administrative proceeding, action, suit or other legal proceeding, whether direct, indirect, contingent, pending, threatened or otherwise. As used in this Agreement, the term "Environmental Laws" shall mean all applicable environmental and health and safety laws, rule, regulations, ordinances, orders, decisions and decrees of all governmental authorities. As used in this Agreement, the term "Environmental Liabilities" shall mean any and all liabilities arising from, based upon, associated with or related to (i) any Environmental Permit, (ii) any Environmental Claim, (iii) any Environmental Law or (iv) the presence, handling, management, storage, transportation, processing, treatment, disposal, release, threatened release, migration or escape of Environmental Contaminants, (including, without limitation, all costs arising under any theory of recovery, in law or at equity), whether based on negligence, strict liability, or otherwise, including, without limitation, remediation, removal, response, restoration, abatement, investigative, monitoring, personal injury, and property damage costs and all other related costs; expenses, losses, damages, penalties, fines, liabilities and obligations (including interest paid or accrued, attorneys' fees, and court costs).

     Section 3.20 Questionable Payments. Neither Antrim, nor, to the best knowledge of Antrim, any of Antrim's current or former directors, officers, employees, agents, or representatives, in their capacities as such, have, to the extent that doing so would be a violation of any applicable law with respect to the ownership of the Interests,

          (a)  used  any   corporate   funds  for  any   contributions,   gifts,
     entertainment or other expenses relating to political activity, or used any corporate funds to reimburse any person for any such payment,

          (b) used any corporate funds for any direct or indirect payments to any foreign or domestic government officials or employees,

          (c) established or maintained any account or unrecorded fund of corporate monies or other assets,

          (d) made any false, fictitious or misclassified entries on the books and records of Antrim,

          (e) made any bribe, rebate, payoff, influence payment, kickback or other payment of any nature, or

          (f) made any material favor or gift which is not deductible for applicable tax purposes.

     Section 3.21 Limitations of Representations and Warranties. Antrim makes no representations or warranties except as expressly set forth in this Article III and in particular, and without limiting the generality of the foregoing, Antrim hereby negates any and all representations or warranties, whether contained in any information memorandum or otherwise, except for those set forth above in this Article III, with respect to (i) the quantity, quality or recoverability of petroleum substances produced from the area covered by the Permits; (ii) any estimates of the value of the Permits or the revenues applicable to future production therefrom; (iii) quality or value of any engineering, geological or other interpretations or economic evaluations respecting the Permits; (iv) the rates of production of petroleum substances from the area covered by the Permits; (v) the quality, condition or serviceability of the Permits; or (vi) the suitability of their use for any purpose.

     Section 3.22 Representations and Warranties Concerning Securities. As of the Closing Date, Antrim hereby makes the following representations and warranties to and for the benefit of Swift and Buyer:

          (a) Antrim Canada is a corporation that has not been organized or incorporated under the laws of the United States.

          (b) Antrim Canada was not formed by a U.S. person (as that term is defined in Regulation S under the 1933 Act) for the purpose of investing in securities not registered under the 1933 Act.

          (c) Antrim Canada has assets in excess of U.S. $5,000,000.

          (d) Antrim Canada is not acquiring the Shares for the account or benefit of any U.S. person. The acquisition of the Shares by Antrim Canada is for Antrim Canada's own account and is not with a view to, or for offer or sale for Swift in connection with, the distribution in the United States of any of the Shares in violation of the 1933 Act, the 1934 Act or any U.S. state securities laws (collectively, the "Securities Acts"). Antrim Canada is not participating and does not have a participation in any such distribution or the underwriting of any such distribution.

          (e) Antrim Canada understands and acknowledges that the Shares have not been registered under the Securities Acts, are being offered to Antrim Canada in a transaction not requiring registration under the Securities Acts, and may not be offered, sold or otherwise transferred by Antrim in the United States except in compliance with the registration requirement of the Securities Acts or pursuant to an exemption therefrom.

          (f) Antrim Canada understands and acknowledges that Swift is relying on the representations contained in this Section 3.22 (a) through (e), (i) and (j) supplied by Antrim Canada in connection with its determination of whether to issue the Shares to Antrim Canada, and represents that any and all information that Antrim Canada has supplied to Swift or its representatives or agents in connection with the determination of whether to issue the Shares to Antrim Canada under this Agreement is true and complete.

          (g) Antrim Canada understands and acknowledges that until such time as the Registration Statement is declared effective by the SEC, Swift may place stop transfer notations in its stock transfer book and will not register the sale of the Shares unless made in accordance with the Securities Acts and this Agreement.

          (h) Antrim has previously obtained (i) Swift's Reports on Form 10-Q for the quarterly periods ended March 31, 2001, June 30, 2001 and September 30, 2001, and Swift's Report on Form 10-K for the years ended December 31, 2000, 1999 and 1998 and (ii) Swift's press releases since November 14, 2001 (all documents referred to collectively as "Swift's Disclosure Documents"). Antrim Canada confirms that in addition to Swift's Disclosure Documents, Antrim Canada has had access to and an opportunity to inspect all relevant business, financial and other corporate information, materials and data of Swift which Antrim Canada deems necessary to make an informed investment judgment with respect to Swift and the acquisition of the Shares and to evaluate the merits and risks of Antrim Canada's investment in the Shares. Additionally, Antrim Canada confirms that it has had an opportunity to ask questions of the directors and executive officers of Swift and to receive satisfactory answers respecting, and to obtain such additional information as Antrim Canada requested regarding, the Shares and Swift and Swift's financial condition, affairs, business and prospects.

          (i) In acquiring the Shares, Antrim Canada is not relying upon any information, other than that obtained in Antrim Canada's own independent review of Swift's Disclosure Documents, its other publicly available information about Swift and other information about Swift described in paragraph (h) of this Section 3.22.

          (j) Antrim Canada is aware that no U.S. federal or state governmental authority has made any finding or determination as to the fairness of an investment in the Shares, nor any recommendation nor endorsement with respect thereto.

          (k) Antrim Canada understands and acknowledges that Swift will place stop transfer notations in its stock transfer book with respect to the certificates representing the Shares in order to provide notice of the Volume Limitation on resale, as described in Section 5.7(c) - (e). Swift will remove stop transfer notations on or with respect to any new certificates representing the Shares that are sold under the Registration Statement and in compliance with the terms of this Agreement.

                                   ARTICLE IV

                          Buyer's and Swift's Covenants

     Section 4.1 Consummation of Agreement. Buyer and Swift agree to use its best efforts to cause the consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions, including cooperating with Antrim and using best efforts to obtain each approval or consent, or make each filing or notification, as may be required to consummate the transactions contemplated by this Agreement, recognizing that a failure to obtain any such approval or consent, or a failure to make any such filing or notification, will be a failure to fulfill a condition precedent to the obligations of Antrim, as hereinafter described in Article VII.

     Section 4.2 Registration on Form S-3. On the first business day following the day of conclusion of the Closing, Swift shall file with the SEC a registration statement on Form S-3 (together with any amendments and supplements thereto, the "Registration Statement") for the purpose of registering the Shares for resale by Antrim Canada under the 1933 Act. Swift represents to Antrim that Swift meets the Registrant Requirements of General Instruction I.A to SEC Form S-3, and the Transaction Requirements of General Instructions I.B.1 and I.B.3 of SEC Form S-3. Section 1.41 Registration Procedures. In connection with Swift's obligations with respect to the Registration Statement pursuant to Section 4.2 hereof, Swift shall use its reasonable best efforts to effect or cause the registration of the Shares under the 1933 Act to permit the offer and sale of such Shares by Antrim Canada in accordance with Antrim Canada's intended method or methods of distribution thereof, and pursuant thereto, Swift shall, as soon as reasonably possible:

          (a) use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable after filing;

          (b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of the Registration Statement for a period of one ear after the Closing Date except as provided for below in this Section 4.3 and in Section 5.7(c) below, and comply with the provisions of the 1933 Act and the 1934 Act with respect to the disposition of all of the Shares to be included in such Registration Statement during such applicable period in accordance with the methods of disposition disclosed to Swift by Antrim Canada;

          (c) not less than five business days before filing the Registration Statement or related prospectus or any amendments or supplements thereto, furnish to Antrim Canada and its counsel if any, copies of all such documents proposed to be filed (including exhibits), and Swift will not file any such document with the SEC if Antrim Canada shall reasonably object to information in such a document concerning Antrim Canada within three business days of its receipt of such document;

          (d) promptly notify Antrim and (if requested by Antrim Canada) confirm in writing, (i) when the Registration Statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Swift of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) at any time when a prospectus is required to be delivered under the 1933 Act, of the happening of any event as a result of which the Registration Statement, prospectus, any prospectus supplement, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (e) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto at the earliest practicable date;

          (f) in connection with an underwritten offering of Shares, promptly prepare a revised prospectus, a prospectus supplement or post-effective amendment that complies with the 1933 Act and that includes such information as Swift and the managing underwriter or underwriters of such offering may deem reasonably appropriate; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be included in such prospectus supplement or post-effective amendment;

          (g) furnish to Antrim Canada and each underwriter, if any, of the Shares being sold such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement and such other documents as Antrim Canada and the underwriter, if any, may reasonably request in order to facilitate the disposition of the Shares; at any time when Antrim Canada has not been given notice of the occurrence of any event described in Section 4.3
     (d)(iii), (iv) or (v) above, or when Swift has not been given the notice described in the last sentence of Section 4.3, Swift consents to the use of the prospectus or any amendment or supplement thereto by Antrim Canada and the underwriters in connection with the offering and sale of the Shares covered by the prospectus or any supplement or amendment thereto;

          (h) use its reasonable best efforts to (i) register or qualify the Shares to be included in the Registration Statement hereunder under such other securities laws or blue sky laws of such jurisdictions in the United States as Antrim Canada and each managing underwriter, if any, of the Shares being sold shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as the Registration Statement remains in effect and (iii) take any and all such actions as may be reasonably necessary or advisable to enable Antrim Canada and the underwriter, if any, to consummate the disposition in such jurisdictions of such Shares; provided, however, that Swift shall not be required for any such purpose to
     (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 4.3 (h), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

          (i) use its reasonable best efforts (A) to cause all of the Shares to be registered for resale with or approved by such other U.S. governmental agencies or authorities as may be necessary by virtue of the business and operations of Swift or to enable Antrim Canada to consummate the disposition of such Shares, and (B) to prepare and deliver to the transfer agent for the Swift common stock (the "Transfer Agent") at Closing such documentation as is necessary, cooperating in good faith with Antrim and the Transfer Agent after the Closing to promptly provide such additional documentation as is necessary, including preparing and delivering to the Transfer Agent at the effective date of the Registration Statement an opinion, to enable the Transfer Agent to transfer Shares that are sold pursuant to Compliant Sales (hereinafter defined in Section 5.7(c));

          (j) cooperate with Antrim Canada and the managing underwriters, if any, to furnish for delivery, at least two business days prior to the closing of any sale, certificates representing Shares to be sold and not bearing any restrictive legends; and, in the case of an underwritten offering, enable such Shares to be registered in such names as the managing underwriters may request at least two business days prior to any sale of the Shares;

          (k) enter into such customary agreements (including an underwriting agreement) and take such other actions in connection therewith as Antrim Canada shall reasonably request in order to expedite or facilitate the disposition of such Shares, and in connection with an underwritten offering, at the request of Antrim Canada or the managing underwriters, (i) make such representations and warranties to the underwriters in form, substance and scope as are customarily made in an underwritten offering;
     (ii) obtain such opinions of counsel to Swift in customary form and covering such matters of the type customarily covered by such opinion as the managing underwriters may reasonably request, addressed to the underwriters and dated the date of the closing under the underwriting agreement; (iii) obtain "cold comfort" letters from the independent certified public accountants of Swift addressed to the underwriters and dated the effective date of such Registration Statement and the date of the closing under the underwriting agreement, such letters to be in customary form and covering such matters of the type customarily covered by such letters; and (iv) deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Swift;

          (l) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of at least twelve months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

     Notwithstanding anything herein to the contrary, at any time after the effectiveness of the Registration Statement, Swift shall be entitled, by notifying Antrim Canada, to postpone or suspend for a reasonable period of time (not to exceed 90 days in the aggregate) the offering of any Shares if Swift shall determine in good faith that such offering is reasonably likely to interfere with a pending or contemplated financing, merger, sale or acquisition of assets, recapitalization or other corporate action or policies of Swift. If Swift elects to so postpone or suspend the offering of any Shares, then Swift shall, to the extent necessary, amend or supplement the Registration Statement to permit the offering of Shares immediately following the end of such postponement or suspension, it being understood that Swift may postpone or suspend the offering of Shares only twice in any 365 day period for a period not to exceed in the aggregate 90 days. The one-year period referred to in Section 4.3(b) shall be extended by the number of days that the offering of the Shares is suspended pursuant to this paragraph.

     Upon the occurrence of any event described in Section 4.3 (d)(v) above, Swift shall promptly prepare and furnish to Antrim Canada and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of the Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Antrim Canada agrees that upon receipt of any notice from Swift of the happening of any event of the kind described in Section 4.3 (d)(v) hereof, Antrim Canada shall forthwith discontinue the disposition of Shares pursuant to the Registration
Statement applicable to such Shares until Antrim Canada receives copies of an amended or supplemented Registration Statement or prospectus, and if so directed by Swift, Antrim Canada shall deliver to Swift all copies, other than permanent file copies, then in Antrim Canada's possession of the prospectus covering such Shares at the time of receipt of such notice.

     Swift may require Antrim Canada to furnish to Swift such information regarding Antrim Canada and the plan of distribution of such Shares as Swift may from time to time reasonably request in writing in order to comply with the 1933 Act. Without limiting the foregoing, Swift may suspend its preparation of the Registration Statement, if Antrim Canada has not confirmed to Swift in writing, within three business days after a written request by Swift, the accuracy and completeness of the information with respect to Antrim Canada and its intended plan of distribution which is required by Items 507 and 508 of Regulation S-K under the Securities Act for disclosure in the Registration Statement or the prospectus included therein. Antrim Canada agrees to notify Swift as promptly as practicable of any inaccuracy or change in information previously furnished by Antrim Canada to Swift or of the happening of any event in either case as a result of which the Registration Statement contains an untrue statement of a material fact regarding Antrim Canada or the distribution of such Shares or omits to state any material fact regarding Antrim Canada or the distribution of such Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to promptly furnish to Swift any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to Antrim Canada or the distribution of such Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                                   ARTICLE V

                               Antrim's Covenants

     Antrim Canada, Antrim Bahamas and Seller, jointly and severally, agree that from the date hereof to the Closing Date:

     Section 5.1 Business Operations and Consummation of Agreement. Antrim shall own and deal with the Interests only in the ordinary course of business, and will (a) maintain current methods of management and operations and not incur obligations or undertake any transactions relating to the Interests other than in the ordinary course of business; (b) use best efforts to preserve the Interests intact and to retain its present customers and suppliers; (c) not dispose of, encumber or relinquish any of the Interests; (d) not waive, compromise or settle any right or claim that would adversely affect the ownership or value of the Interests; (e) not waive any material right or cancel any contract, debt or claim, nor assume or enter into any contract or permit outside the ordinary course of business as it relates to the ownership of the Interests, and (f) use its best efforts to cause the consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions, including cooperating with Buyer and Swift and using its best efforts to obtain each approval or consent, or make each filing or notification, as may be required to consummate the transactions contemplated by this Agreement, recognizing that a failure to obtain any such approval or consent, or a failure to make any such filing or notification, will be a failure to fulfill a condition precedent to the obligations of Buyer and Swift, as hereinafter described in Article VI. Antrim shall not take any action that might reasonably be expected to impair the Interests without the prior consent of Buyer, or take or fail to take any action that would cause or result in any of the representations or warranties made in Article III hereof to be inaccurate at the time of Closing, or preclude Antrim from making such representations and warranties at the Closing.

     Section 5.2 Access and Future Cooperation. In addition to the examinations and inspections called for by Section 6.6 hereof, Antrim shall until the Closing Date continue to make available, or provide for review at Antrim Canada's office during normal business hours, to Buyer and its authorized representatives, any and all documents, records, properties and any other information relating to the Interests, the Permits, the Joint Operations and the Joint Assets, subject to contractual and fiduciary obligations and limits, all for the sole purpose of permitting Buyer and Swift to become familiar with the Interests, the Permits, the Joint Operations and the Joint Assets.

     Section 5.3 Material Change. Prior to the Closing, Antrim shall promptly inform Buyer in writing of any material adverse change in the condition of the Interests, or any event that causes the representations and warranties made in
Article III to be inaccurate, to the extent such change or event is known to Antrim or should reasonably be known to Antrim in the ordinary course of the ownership of the Interests. Any such disclosure shall not be deemed a waiver by Buyer of any resulting breach of a representation or warranty of Antrim contained in this Agreement.

     Section 5.4 Consents, Approvals and Notifications of Third Parties. Prior to the Closing Date, Antrim shall use its best efforts, and will cooperate with Buyer and Swift to the extent necessary, to obtain each written consent or approval of, and comply with any notification or filing requirement of, each governmental authority or other third party, or obtain a waiver of such consent, approval, notification or filing requirement, and obtain a waiver of each preferential right or consent or notice right of any third party relating to the Interests, the Permits, the Joint Operations and the Joint Assets, as may be required for the consummation of the transactions contemplated by this Agreement.

     Section 5.5 No Negotiation with Others. Prior to February 15, 2002, Antrim will not negotiate with, or initiate, encourage, or solicit any inquiries, offers or proposals of, any person, other than Buyer and Swift, with respect to the sale of the Interests.

     Section 5.6 Information for Tax Returns. Antrim shall cooperate with Buyer after the Closing Date by providing Buyer, as soon as reasonably practical upon request, such records and other information regarding the Interests, the Permits, the Joint Operations and the Joint Assets as may reasonably be requested from time to time by Buyer in connection with the preparation or audit of any and all tax returns, audits, disputes, refund claims or litigation relating thereto; provided, however, that such information will be provided to Buyer promptly upon request to the extent that any delay could cause Buyer to be unable to meet deadlines with respect to reviewing and preparing such information. In such connection, Antrim will afford Buyer's independent tax advisors, and such other persons as may be mutually agreed upon, access to books and records or relating to the Interests; provided, however, that Buyer shall cause its independent tax advisors and such other persons to hold in strict confidence all such information (except as required to be disclosed in connection with such tax returns and audits, disputes, refund claims and litigation relating thereto).

     Section 5.7 Expenses of Registration, Restriction on Resale of the Shares.


          (a) With respect to the preparation and filing of the Registration Statement and complying with securities or blue sky laws and regulations of any U.S. jurisdiction, if the SEC does not review and issue any comment on the Registration Statement, then Antrim shall bear the full amount of the filing fees, printing expenses, Swift's legal and accounting fees and other reasonable expenses up to $15,000. Buyer or Swift shall bear 100% of such fees and expenses that are in excess of $15,000.

          (b) If, with respect to the Registration Statement, the SEC reviews and issues any comment on the Registration Statement, and/or on any document incorporated therein by reference, this subsection 5.7 (b), and not subsection 5.7(a), shall apply. In such case, Antrim shall bear the full amount of the filing fees, printing expenses, Swift's legal and accounting fees and other reasonable expenses up to $20,000. Any such expenses in excess of $20,000 shall be borne 50% by Antrim and 50% by Buyer or Swift.

          (c) For a period of one year after the Closing Date, Antrim will only sell the Shares in Compliant Sales. "Compliant Sales" are sales of Shares that are both (a) made in compliance with the Volume Limitation (hereinafter defined) and (b) made only under the Registration Statement. In the event that Antrim sells any of the Shares in a transaction which does not qualify as a Compliant Sale, Swift may at any time thereafter withdraw the Registration Statement. Prior to Antrim pledging or otherwise granting a bona fide lien or security interest in any or all of the Shares to a third party ("Bona Fide Pledgee") for value, Antrim must notify the Bona Fide Pledgee in writing of, and the Bona Fide Pledgee must agree to comply with, the Volume Limitation. Antrim, any Bona Fide Pledgee or any party who acquires any of the Shares from a Bona Fide Pledgee upon foreclosure of any lien or security interest in the Shares are herein referred to collectively as the "Limited Parties".

          (d) In the aggregate, the Limited Parties may not sell or otherwise dispose of, in any given Calendar Week (hereinafter defined), more than a total of 40,000 of the Shares (the "Volume Limitation"). A Calendar Week shall begin on each Monday (New York City, New York, United States time) and continue through the following Sunday. Any unaffiliated bona fide purchaser for full value will not be subject to the Volume Limitation.

          (e) Swift will place a stop transfer notation in its stock transfer book with respect to the Shares in order to enforce the Volume Limitation, which notation shall not be removed until the expiration of one year after the Closing Date or the sale of all of the Shares through Compliant Sales. Without limiting other remedies of Swift, Antrim Canada, Antrim Bahamas and Seller, jointly and severally, agree to indemnify and hold harmless Buyer and Swift against any and all claims, liabilities, damages, costs or expenses which Buyer or Swift may incur or which may be asserted against Buyer or Swift by a third party, and which arise out of, or result from,
     (i) a sale or disposition of any of the Shares which does not comply with the Volume Limitation, (ii) the failure or refusal of the Transfer Agent to give effect to a sale due solely to a breach by one or more of the Limited Parties of the Volume Limitation, and (iii) a sale or disposition by Antrim of any of the Shares which does not qualify as a Compliant Sale.

          Section 5.8 Hedging Transactions. Antrim acknowledges that it may not, and agrees that it will not, engage in any hedging transactions involving the Shares unless any such transactions comply with the Securities Acts.

                                   ARTICLE VI

                    Buyer's and Swift's Conditions Precedent

     Except as may be waived in writing by Buyer or Swift,  the  obligations  of
Buyer  and  Swift   hereunder  are  subject  to  the  fulfillment  or  continued
satisfaction on the Closing Date of each of the following conditions:

     Section 6.1 Representations and Warranties. The representations and warranties of Antrim contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing Date, as though made on and with reference to the Closing Date, and Buyer and Swift shall not have discovered any error, misstatement or omission therein which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Interests.

     Section 6.2 Covenants. Antrim shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by them on or prior to the Closing Date.

     Section 6.3 Proceedings. On the Closing Date, no action, proceeding or order by any court or governmental body or agency or third party shall have been threatened in writing, asserted, instituted or entered, to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or which would materially affect the ability of the Buyer, or Swift, to consummate the transactions contemplated by this Agreement.

     Section 6.4 No Material Adverse Change. With respect to the Interests, the Permits, the Joint Operations and the Joint Assets, no material, adverse change in the assets, business, operations or financial condition shall have occurred prior to the Closing Date, provided that a change in the prices at which petroleum substances may be sold or changes affecting the oil and gas industry generally shall not be regarded as a material adverse change in the Interests, Permits, Joint Operations or Joint Assets.

     Section 6.5 Consents. All consents, approvals, filings and notifications required to be obtained, made or given for the assignment of the Interests to Buyer, or as otherwise required for the consummation of the transactions contemplated hereby, shall have been obtained, including, but not limited to,
(i) the consent of, notification to, approval of, or filing made with, (or a waiver of such issued by) the appropriate governmental agencies, specifically including the New Zealand Minister of Energy, and any third parties, with respect to the transfer of the Interests, and (ii) a waiver of each preferential purchase right that affects the Interests, if any.

     Section 6.6 Due Diligence. Buyer, acting through its own advisers, agents, consultants, personnel, counsel, accountants or other representatives designated by Buyer, shall have been afforded full and complete opportunity to inspect and/or examine the Interests and the books and records, titles and leases to properties, loans and other agreements, any pending or threatened litigation, and any other matters pertaining to the Interests. At the conclusion of any such inspection and/or examination Buyer shall have determined that no materially adverse condition exists with respect to the Interests, their condition or any matter pertaining thereto.

     Section 6.7 Documents to be Delivered by Antrim. In order to consummate the transactions contemplated hereby, the following documents shall be delivered by Antrim to Buyer at the Closing:

          (a) appropriate documents transferring the Interests from Seller to Buyer;

          (b) true, correct and complete copies of Antrim Canada's, Antrim Bahamas' and Seller's Certificate and Articles of Incorporation, and all amendments thereto, or the equivalent constating and other governing documents, duly certified as of a recent date by duly appointed and authorized officers;

          (c) a good standing certificate issued by the Alberta Corporate Registry, with respect to Antrim Canada, and issued by the equivalent governmental agency or similar evidence, with respect to Antrim Bahamas and Seller, dated as of a recent date, duly certifying as to the existence and good standing of each as a corporation under the laws of Alberta, Canada, the Bahamas and New Zealand, respectively;

          (d) written instruments evidencing all consents, approvals, notifications and filings, or waivers of such, necessary for Antrim to consummate the transactions contemplated hereby, including, but not limited to, any and all required consents or approvals relating to Seller's 5.0% participating interest in the 38719 Permit and Seller's 7.5% participating interest in the 38716 Permit;

          (e) for each of Antrim Canada, Antrim Bahamas and Seller, a certificate duly executed by a duly appointed and authorized officer or director thereof that certifies (i) the due adoption by the Board of Directors and/or by the shareholders of each, as applicable, of corporate resolutions attached to such certificate authorizing the transactions, the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the incumbency and true signatures of those officers duly authorized to act on behalf of each in connection with the transactions contemplated hereby and this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby on behalf of Antrim Canada, Antrim Bahamas or Seller, as applicable,
     (iii) that the copy of Bylaws of each attached to such certificate is a true and correct copy of such Bylaws and that such Bylaws have not been amended except as reflected in such copy and (iv) that all of their representations and warranties in this Agreement, whether made by Antrim, Antrim Canada, Antrim Bahamas or Seller, are true, accurate and complete as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, and that each of their covenants and obligations to be performed pursuant to this Agreement at or prior to the Closing, whether by Antrim, Antrim Canada, Antrim Bahamas or Seller, have been duly performed and complied with;

          (f) to the extent held by Seller, original copies of all Permits, and of all Contracts, Data, Records and other documents, directly related to rights or interests included in the Interests, and all amendments, supplements or modifications thereto, together with a written assignment thereof to Buyer;

          (g) possession or constructive possession of the Interests;

          (h) the opinions of counsel to Antrim, dated the Closing Date, in the form and substance of Exhibit 6.7 hereto, provided that the opinion of Antrim's New Zealand counsel is subject to approval, with such revisions as necessary, from such New Zealand counsel.

     Section 6.8 Additional Instruments of Transfer. At the Closing, and at all times thereafter as may be necessary, Antrim shall execute and deliver to Buyer such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Buyer good and indefeasible title to the Interests and to comply with the purposes and intent of this Agreement, as well as any other agreements or documents necessary to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VII

                          Antrim's Conditions Precedent

     Except as may be waived in writing by Antrim, the obligations of Antrim hereunder are subject to the fulfillment or continued satisfaction on the Closing Date of each of the following conditions:

     Section 7.1 Representations and Warranties. The representations and warranties of Buyer and Swift contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing Date, as though made on and with reference to the Closing Date, and Antrim shall not have discovered any error, misstatement or omission therein which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition or business operations of Swift.

     Section 7.2 Covenants. Buyer and Swift shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.

     Section 7.3 Documents to be Delivered at Closing. Buyer and Swift shall have delivered to Antrim at the Closing:

          (a) the opinion of counsel(s) to Buyer and Swift, dated the Closing Date, in the form and substance of Exhibit 7.3 hereto, provided that the opinion of Buyer's and Swift's New Zealand counsel is subject to approval, with such revisions as necessary, from such New Zealand counsel;

          (b) a Certificate of an executive officer of each that certifies (i) the due adoption by the Board of Directors and/or by the shareholders of each, as applicable, of corporate resolutions attached to such certificate authorizing the transactions, the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the incumbency and true signatures of those officers duly authorized to act on behalf of each in connection with the transactions contemplated hereby and this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby on behalf of Buyer or Swift, as applicable,
     (iii) that the copy of Bylaws of each attached to such certificate is a true and correct copy of such Bylaws and that such Bylaws have not been amended except as reflected in such copy, and (iv) that all of their representations and warranties in this Agreement, whether made by Buyer or Swift, are true, accurate and complete as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, and that each of their covenants and obligations to be performed pursuant to this Agreement at or prior to the Closing, whether by Buyer or Swift, have been duly performed and complied with;

          (c) five unlegended certificates each evidencing 40,000 of the Shares, and one unlegended certificate evidencing 20,000 of the Shares, and any and all documents to effect issuance of the Shares in accordance with the terms of this Agreement;

          (d) a copy of the opinion letter referred to in Section 4.3(i) above to be delivered to the Transfer Agent by Swift's counsel and written confirmation from the Transfer Agent that such letter is satisfactory for the Transfer Agent's purpose, namely, to enable the Transfer Agent to complete the settlement of all Compliant Sales;

          (e) in the event that Swift is required to make any filing with, or provide notice to, the New York Stock Exchange with respect to the Shares, a copy of such notice or filing; and

          (f) other documents as necessary in connection with transferring the Interests.

     Section 7.4 Proceedings. At the Closing Date, no action, proceeding or order by any court or governmental body or agency or third party shall have been threatened in writing, asserted, instituted or entered, to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or which would materially affect the ability of Antrim to consummate the transactions contemplated by this Agreement.

     Section 7.5 Consents. All consents, approvals, filings and notifications required to be obtained, made or given for the assignment of the Interests to Buyer, or as otherwise required for the consummation of the transactions contemplated hereby, shall have been obtained, including, but not limited to,
(i) the consent of, notification to, approval of, or filing made with, (or a waiver of such issued by) the appropriate governmental agencies, specifically including the New Zealand Minister of Energy, the Toronto Stock Exchange, and any other third parties if required, with respect to the transfer of the Interests, and (ii) a waiver of each preferential purchase right that affects the Interests, if any.

     Section 7.6 No Material Adverse Change. No material, adverse change in the assets, business, operations or financial condition of Swift shall have occurred prior to the Closing Date, provided that a change in the prices at which petroleum substances may be sold or changes affecting the oil and gas industry generally shall not be regarded as material adverse change.

                                  ARTICLE VIII

                                 Indemnification

     Section 8.1 Antrim's Indemnity. Subject to the terms and conditions of this
Article VIII and, specifically, Sections 8.5 and 8.8, Antrim Canada, Antrim Bahamas and Seller, jointly and severally, agree to indemnify, release, defend and hold Buyer, Swift and their officers, directors, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liability, costs, damages, reasonable attorneys' fees and expenses, (collectively, "Damages", provided that Damages shall not include any losses to the extent caused by the gross negligence of the party to be indemnified or any losses to the extent covered by proceeds actually received by the party to be indemnified on insurance maintained by such party), asserted against or incurred by Buyer or Swift by reason of or resulting from any of the following:

          (a) A breach by Antrim of any representation, warranty or covenant contained herein or in any agreement executed pursuant hereto;

          (b) Any and all Damages incurred by virtue of ownership of, or in connection with, the Interests, and arising out of or relating to acts, events or omissions which occurred prior to the Closing Date, whether any such claims are asserted prior to or after the Closing Date, except for the Assumed Obligations;

          (c) Any and all liabilities or obligations of Antrim, whether arising prior to or after the Closing Date, except for the Assumed Obligations; or

          (d) Any tax filing or return or payment made, or position taken, by Antrim Canada, Antrim Bahamas or Seller in relation to any direct or indirect tax or duty whatsoever, including, but not limited to, income tax, government royalties, fringe benefit tax, energy resources levy, if applicable, and customs and excise duties, which any governmental authority challenges and which results in an assertion of Damages against Buyer or Swift.

     Section 8.2 Buyer's and Swift's Indemnity. Subject to the terms and conditions of this Article VIII, Buyer and Swift hereby agree to indemnify, release, defend and hold Antrim and Antrim's officers, directors, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by Antrim by reason of or resulting from any of the following:

          (a) breach by Buyer or Swift of any representation, warranty or covenant contained herein or in any agreement executed pursuant hereto;

          (b) the failure of Buyer or Swift to pay, perform and/or discharge any of the Assumed Obligations; or

          (c) any and all Damages incurred by virtue of ownership of, or in connection with, the Interests, and arising out of or relating to acts, events or omissions which occurred on or after the Closing Date and which do not relate to a breach of Antrim's representations, warranties or covenants under this Agreement.

     Section 8.3 Reclamation Obligations. The parties agree that all costs, expenses, risks, liabilities and obligations respecting the abandonment of any wells which are part of the Interests, closure, decommissioning and dismantling of any facilities associated therewith and reclamation and restoration of all sites shall be borne and paid for solely by Buyer and Swift, and Buyer and Swift shall, in respect thereof, jointly and severally, indemnify, defend and save harmless Antrim from and against any claims or demands by any person for or resulting in expense, liability, loss, costs, claims or damages, direct or indirect (including the effects of and the costs of complying with any order, direction, or claim of any government, or agency, department, official or tribunal thereof having jurisdiction) pertaining to the foregoing operations conducted or failed to be conducted by Buyer or Swift.

     Section 8.4 Securities Indemnification.

          (a) Indemnification by Swift. Swift agrees to indemnify and hold harmless, to the full extent permitted by law, Antrim, its officers, directors, trustees, stockholders, employees, agents and investment advisers, and each person who controls Antrim within the meaning of either
     Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, Antrim, together with the officers, directors, trustees, stockholders, employees and agents of such controlling person (collectively, the "Antrim Controlling Persons"), from and against all Damages to which Antrim and the Antrim Controlling Persons may become subject under the 1933 Act or otherwise, insofar as such Damages (or proceedings in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement (or any amendment thereto) pursuant to which Shares were registered under the 1933 Act, including all documents incorporated therein by reference, or are caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or are caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus included in the Registration Statement (as amended or supplemented if Swift shall have furnished any amendments or supplements thereto), or are caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to Antrim furnished in writing to Swift by Antrim specifically for use therein. In connection with an underwritten offering, Swift will indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act) to the same extent as provided above with respect to the indemnification of Antrim except with respect to information provided by the underwriter specifically for inclusion therein.

          (b) Indemnification by Antrim. Antrim agrees to indemnify and hold harmless Swift, its officers, directors, trustees, stockholders, employees, agents and investment advisers, and each person who controls Swift within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, Swift, together with the officers, directors, trustees, stockholders, employees and agents of such controlling persons, to the same extent as the foregoing indemnity from Swift to Antrim, but only with reference to information relating to Antrim furnished to Swift in writing by Antrim specifically for use in the Registration Statement (or any amendment thereto) or the prospectus included in the Registration Statement (or any amendment or supplement thereto); provided, however, that Antrim shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of Swift to promptly amend or take action to correct or supplement the Registration Statement or prospectus on the basis of corrected or supplemental information provided in writing by Antrim to Swift for such purpose. In no event shall the liability of Antrim hereunder be greater in amount than the amount of the proceeds received by Antrim upon the sale of the Shares giving rise to such indemnification obligation.

     Section 8.5 Conditions of Indemnification. The respective obligations and liabilities of Antrim and Buyer and Swift (the "indemnifying party") to the other (the "party to be indemnified") under Sections 8.1, 8.2, 8.3 and 8.4 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

          (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the party to be indemnified may participate in the defense with counsel of its own choice and at its own expense.

          (b) In the event that the party to be indemnified has not received written notice from the indemnifying party, which notice must be received by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), that the indemnifying party has elected to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense.

          (c) Anything in this Section 8.5 to the contrary notwithstanding, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

          (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

     Section 8.6 Contribution. To the extent that the indemnification provided for in paragraph (a) or (b) of Section 8.4 is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of Swift on the one hand and Antrim on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of Swift on the one hand and of Antrim on the other hand shall be determined by a court of competent jurisdiction by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Swift or by Antrim and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Notwithstanding the provisions of this Section 8.6, Antrim shall not be required to contribute any amount in excess of the amount by which the total price at which Antrim's Shares were offered to the public (less any underwriting discounts and commissions) exceeds the amount of any damages which Antrim has otherwise been required to pay by reason of such untrue statement or omission.

     If indemnification is available under paragraph (a) or (b) of Section 8.4, the indemnifying parties shall indemnify each indemnified party to the full extent provided in such paragraphs without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 8.6.

     Swift and Antrim agree that it would not be just or equitable if contribution pursuant to this Section 8.6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the Damages referred to in this Section 8.6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred (and not otherwise reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 8.6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     Section 8.7 Remedies Not Exclusive. The remedies provided in this Article VIII shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.

     Section 8.8 Limitation on Liability. In no event shall the total liabilities, on the one hand of Antrim to Buyer and Swift, or on the other hand of Buyer and Swift to Antrim, under this Agreement, including without limitation any liabilities relating to breaches of their respective representations and warranties, exceed the Purchase Price as defined within and valued in accordance with Section 1.4 hereof.

                                   ARTICLE IX

                                   Termination

     Section 9.1 Termination by Buyer or Swift. Buyer or Swift may terminate this Agreement by written notice to Antrim prior to Closing if any of the conditions precedent to its obligation to close contained within Article VI either (a) have not been satisfied on or prior to the Closing Date, or were satisfied prior to the Closing Date but did not remain satisfied through the Closing Date, and (b) have not been waived on or prior to the Closing Date. Further, Buyer or Swift may terminate this Agreement if the Closing has not occurred on or before March 31, 2002 for any reason other than a failure by Buyer or Swift to satisfy (to the extent that satisfaction is within the control of Buyer or Swift) any of the conditions precedent to Antrim's obligation to close pursuant to Article VII.

     Section 9.2 Termination by Antrim. Antrim may terminate this Agreement by written notice to Buyer prior to Closing if any of the conditions precedent to its obligation to close contained within Article VII either (a) have not been satisfied on or prior to the Closing Date, or were satisfied prior to the Closing Date but did not remain satisfied through the Closing Date, and (b) have not been waived on or prior to the Closing Date. Further, Antrim may terminate this Agreement if the Closing has not occurred on or before March 31, 2002 for any reason other than a failure by Antrim to satisfy (to the extent that satisfaction is within the control of Antrim) any of the conditions precedent to Buyer's and Swift's obligation to close pursuant to Article VI.

                                   ARTICLE X

                                  Miscellaneous

     Section 10.1 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

     Section 10.2 Assignment. Neither this Agreement nor any right created hereby shall be assignable by any party hereto.

     Section 10.3 Notice. Any notice or communication must be in writing and given by depositing the same in the mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

         If to Antrim:            Antrim Energy, Inc.
                                  600, 603-7th Ave., S.W.
                                  Calgary, Alberta
                                  Canada T2P 2T5
                                  Attn:  Randal J. Matkaluk

         in each case with a      Burnet, Duckworth & Palmer LLP
         a copy to:               1400, 350 7th Avenue S. W.
                                  Calgary, Alberta
                                  Canada T2P 3N9
                                  Attn:  Michael D. Sandrelli

         If to Buyer or Swift:    Swift Energy Company
                                  16825 Northchase, Suite 400
                                  Houston, Texas 77060
                                  Attn:  Alton D. Heckaman, Jr.

         with a copy to:         Jenkens & Gilchrist, A Professional Corporation
                                 1100 Louisiana, Suite 1800
                                 Houston, Texas 77002
                                 Attn:  Donald W. Brodsky

     Any party may change its address for notice by written notice given to the other parties.

     Section 10.4 Confidentiality. The parties shall keep this Agreement and its terms confidential. It is understood that Swift and Antrim Canada are publicly traded companies and are required to comply with public disclosure requirements of their respective jurisdictions. Swift and Buyer further understand that drafts of Antrim Canada's public disclosures are subject to prior review by the Toronto Stock Exchange. Neither Swift nor Antrim Canada, nor their respective affiliates, shall make any public disclosures regarding the transactions contemplated by this Agreement without first obtaining the approval of the other party, which approval shall not be unreasonably withheld. The parties hereto agree that initial public disclosure of the transactions contemplated by this Agreement will occur no earlier than the date of signing of this Agreement. Swift and its affiliates, and Antrim Canada and its affiliates, will issue separate public disclosures with respect to the transactions contemplated by this Agreement.

     In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to: customer lists and files, prices and costs, business and financial records, surveys, reports, plans, proposals, financial information, stock ownership, liabilities and litigation. Should the transactions contemplated hereby not be consummated, nothing contained in this Section 10.4 shall be construed to prohibit the parties hereto from operating a business in competition with each other.

     In the event that the transactions contemplated by this Agreement are consummated, Antrim, as well as any of Antrim's other affiliated entities, recognize and acknowledge that they have had, currently have, and through the Closing Date will have, access to and familiarity with the Data included in the Interests, the Joint Data, the Records included in the Interests, and the Joint Records. Antrim, as well as any of Antrim's other affiliated entities, also recognize and acknowledge that the Data included in the Interests, the Joint Data, the Records included in the Interests, and the Joint Records, are valuable, special and unique assets. Antrim, as well as any of Antrim's other affiliated entities, agree that on and after the Closing Date they shall not use in any way or disclose any of the Data included in the Interests, the Joint Data, the Records included in the Interests, or the Joint Records, directly or indirectly, except as required by law. In the event that a disclosure is required by law, Antrim will provide written notice to Swift, prior to such disclosure if possible. As of the Closing Date, the Data included in the Interests, the Joint Data, the Records included in the Interests, and the Joint Records, shall be and remain the exclusive property of Buyer and Swift.

     Antrim acknowledges and recognizes that the enforcement of the provisions of this Section 10.4 is necessary to ensure the preservation and continuity of the ownership of the Interests purchased by Buyer pursuant hereto. Without limiting any other remedy of Buyer and Swift, in the event of a breach or threatened breach of the provisions of this Section, Buyer and Swift will be entitled to an injunction restraining such breach, in whole or in part. Because of the difficulty of measuring economic losses as a result of a breach of the provisions of this Section and the immediate and irreparable damage that would be caused for which Buyer and Swift would have no other adequate remedy, Antrim agrees that such agreement may be enforced against them by injunctions, restraining orders and other equitable actions.

     Section 10.5 Entire Agreement. This Agreement, the exhibits hereto, and that certain Confidentiality Agreement dated November 23, 2001 by and between Buyer, Swift, Antrim Canada and Seller constitute the entire understanding among the parties with respect to this subject matter hereof, and supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section 10.5.

     Section 10.6 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, and except as provided in
Section 5.7(a) and Section 5.7(b), each party hereto shall bear its own costs and expenses (including attorneys' fees) of preparation, negotiation and consummation of this Agreement and the transactions contemplated hereby.

     Section 10.7 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     Section 10.8 Survival of Representations, Warranties and Covenants. Notwithstanding any investigation by any party thereto, the representations, warranties, covenants, and other agreements contained herein shall survive the Closing for a period (such period being referred to as the "Survival Period") ending on the expiration of twenty four calendar months following the month in which the Closing shall occur, and to the extent that any claims are asserted on or before the expiration of the Survival Period with respect to any representations or warranties, such representations or warranties shall continue to survive after the Survival Period until such claim is finally resolved. In the absence of fraud, however, no claim or action shall be commenced with respect to a breach of any such representation or warranty, unless, within the Survival Period, written notice specifying such breach in reasonable detail has been provided to the party which made such representation or warranty.

     Section 10.9 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas.

     Section 10.10 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     Section 10.11 Counterparts; Facsimile Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear(s) thereon.

                   ALL SIGNATURES APPEAR ON THE FOLLOWING PAGE

     IN WITNESS WHEREOF, the undersigned parties have hereunto duly executed this Agreement as of the date first written above.

                         SWIFT ENERGY NEW ZEALAND LIMITED
                         BUYER:

                         By:
                            ----------------------------------------------------
                         Its:
                            ----------------------------------------------------

                         SWIFT ENERGY COMPANY
                         PARENT CORPORATION OF BUYER

                         By:
                            ----------------------------------------------------
                         Its:
                            ----------------------------------------------------

                         ANTRIM ENERGY INC.
                         PARENT CORPORATION OF ANTRIM
                         ENERGY LTD.

                         By:
                            ----------------------------------------------------
                         Its:
                            ----------------------------------------------------

                         ANTRIM ENERGY LTD.
                         PARENT CORPORATION OF ANTRIM OIL
                         AND GAS LIMITED

                         By:
                            ----------------------------------------------------
                         Its:
                            ----------------------------------------------------

                         ANTRIM OIL AND GAS LIMITED
                         SELLER:

                         By:
                            ----------------------------------------------------
                         Its:
                            ----------------------------------------------------

                                   Exhibit 3.5
                           Liabilities and Obligations

     Set forth below, other than the Assumed Obligations, is a list of all liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise which in any way relate to, or could result in a claim against or lien upon, the Interests, and which arise out of transactions effected or events occurring on or prior to the date hereof:

     None.


     Set forth below, other than the Assumed Obligations, is a list of Antrim's liabilities upon or with respect to, or obligations in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, as well as a list of any unpaid bills or past due charges for any labor or materials incurred by or on behalf of Antrim which in any way relate to, or could result in a claim against or lien upon, the Interests, and which arise out of transactions effected or events occurring on or prior to the date hereof:

     AFE No. 716/026 issued by Marabella Enterprises Limited with respect to the 38716 Permit, a copy of which AFE has been previously provided to Swift.

                                   Exhibit 3.7
                           Absence of Certain Changes

     Set forth below is a list of any and all events occurring since September 30, 2001 of the type described in Section 3.7 of the Agreement:

     None.

                                   Exhibit 3.8
                              Title; Leased Assets

     Set forth below is a list of any lien, claim or encumbrance on Antrim's participating interests in the 38719 Permit and the 38716 Permit:

     Antrim's participating interests in the 38719 Permit and the 38716 Permit are subject to "Permitted Encumbrances" which means:

     (a) the terms and conditions of the Permits and the Operating Agreements, including, without limitation, the requirement to pay any rentals or royalties to the grantor thereof to maintain the Permits in good standing;

     (b) the right reserved to or vested in any grantor, government or other public authority by the term of the Permits or by governing regulation to terminate any Permit;

     (c) easements, rights of way, servitudes or other similar rights in land, including, without limitation, rights of way and servitudes for highways, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone or cable televisions conduits, poles, wires or cables;

     (d) the right to levy taxes on petroleum substances or the income or revenue therefrom and governmental requirements pertaining to production rates from wells included in the Interests or operations being conducted in relation thereto;

     (e) the governing regulations and any rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any of the Interests in any manner; and

     (f) liens granted in the ordinary course of business to a public utility, municipality, or governmental authority with respect to operations pertaining to any of the Interests.


     Set forth below is a list of any lien, claim or encumbrance on the components of the Interests other than Antrim's participating interests in the 38719 Permit and the 38716 Permit:

     None, other than Agreed Permitted Encumbrances.


     Upon consummation of the transactions contemplated hereby, Buyer shall receive, and will be entitled to use, the Interests free and clear of all liens, claims and encumbrances, other than those described below:

     None, other than Agreed Permitted Encumbrances.

                                   Exhibit 3.9
                                    Insurance

     Set forth below is a list of all insurance policies maintained by, or maintained for the benefit of, Seller with respect to the Interests, and a list of all rights incident to such policies, true, complete and correct copies of which are attached hereto:

Canadian  Petroleum  Insurance  Exchange - effective March 31, 2001 to March 31,
2002

     1. Insurance Policy No. 01-04-074 - General Liability Coverage

     2. Insurance Policy No. 01-05-074 - Operators Extra Expense Coverage

     3. Insurance Policy No. 01-06-074 - Property Business Interruption Coverage

                                  Exhibit 3.12
                                    Consents

     Set forth below is a list of (i) all approvals, consents, filings and notifications required to be obtained, made or given for the assignment or transfer of the Interests to Buyer (including, without limitation, the approval, consent or notification of, or filing with, the appropriate governmental agencies and third parties, with respect to the Permits and the Contracts) and
(ii) each waiver of each preferential purchase right that affects the Interests which must be obtained in connection with the assignment or transfer of the Interests to Buyer:

1. Notification of Assignment, together with a consent provision with return execution, to be delivered to, and returned by, each party in PEP 38716;

2. Notification of Assignment and approval or deemed approval (pursuant to the terms of the 38719 Operating Agreement) of each third party in PEP 38719;

3.   Consent of the Ministry of Energy relating to PEP 38716;

4.   Consent of the Ministry of Energy relating to PEP 38719; and

5.   Approval of the Toronto Stock Exchange, if required.

                                  Exhibit 3.15
                              Litigation and Claims

     Set forth below is a description of each legal action or administrative proceeding or investigation instituted or to Antrim's knowledge threatened against Antrim or affecting, or that could affect, the Interests or, to the best of Antrim's knowledge, the Permits, the Joint Operations or the Joint Assets:

1. Record of Oral Decision of The Environmental Court delivered at New Plymouth on February 24, 1999 which upheld the District Court's decision in favor of Marabella Enterprises Limited in the case of Te Ohu O Nga Taonga Ngati Manu versus The Stratford District Council and Marabella Enterprises. The case involved a claim brought by the Maori people seeking to reduce the duration of flaring and to require the establishment of a fund to be used primarily for land management in Te Mauriora ki te Ao.

2. Decision No. W 29/2000 of The Environmental Court dated at Wellington on May 16, 2000, refusing application for a rehearing of The Environmental Court's Decision No. W 5/2000 which awarded costs to Marabella Enterprises Limited in the case of Te Ohu O Nga Taonga Ngati Manu versus The Stratford District Council and Marabella Enterprises.

                                  Exhibit 3.19
                            Environmental Compliance

     Set forth below is a list and/or description of any and all items, events or matters to be disclosed pursuant to Section 3.19 of the Agreement:

     None.

                                   Exhibit 6.7
                    Form of Opinions of Counsel(s) to Antrim

Counsel(s) to Antrim shall deliver opinion(s) dated the Closing Date to the effect that:

     (i) Antrim is a [place of incorporation] and has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to execute the Agreement and other documents related to the transaction contemplated thereby (the
"Transaction"), and to consummate the Transaction and perform its obligations thereunder, provided that with respect to Antrim Bahamas such opinion may be limited to the opinion of counsel to Antrim Canada that such counsel has no actual knowledge that such is not the case;

     (ii) Seller is duly qualified to own or lease its property and assets and to carry on its business in New Zealand and in each other jurisdiction in which the nature of its business makes such qualification necessary;

     (iii) the capitalization of Antrim is as represented in Section 3.2 of the Agreement and each outstanding share of capital stock of Antrim Bahamas and Seller has been duly and validly authorized and issued, provided that with respect to Antrim Bahamas such opinion may be limited to the opinion of counsel to Antrim Canada that such counsel has no actual knowledge that such is not the case;

     (iv) the Agreement has been duly authorized, executed and delivered by Antrim and constitutes a valid and binding agreement of Antrim, enforceable against Antrim in accordance with its terms, provided that with respect to Antrim Bahamas such opinion may be limited to the opinion of counsel to Antrim Canada that such counsel has no actual knowledge that such is not the case;

     (v) to the knowledge of such counsel, (a) Antrim is not in violation of any order with respect to Antrim issued by any court or agency and (b) there are not claims, actions, suits or proceedings pending, or threatened against or affecting Antrim at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which in either event would prevent Antrim from consummating the Transaction and performing its obligations thereunder;

     (vi) to the knowledge of such counsel, no notice to, consent, authorization, approval or order of any court or governmental agency or body or of any other third party is required in connection with the execution, delivery or consummation of Transaction by Antrim, and the performance of is obligations thereunder, except for such notices, consents, authorizations, approvals or orders as have already been made or obtained; and

     (vii) the execution of the Agreement by Antrim, and the performance of its obligations thereunder will not violate any of the terms or provisions of Antrim's Articles of Incorporation or Bylaws (or the equivalent) or result in any breach of default under any material lease, instrument, license, permit or any other agreement to which Antrim is a party or by which it is bound, of which such counsel is aware, provided that with respect to Antrim Bahamas such opinion may be limited to the opinion of counsel to Antrim Canada that such counsel has no actual knowledge that such is not the case.

The Opinion(s) may be subject to such assumptions and qualifications and may rely upon such certificates as are customary and deemed appropriate by counsel to Antrim.

                                   Exhibit 7.3
                Form of Opinions of Counsel(s) to Buyer and Swift


                                I. Texas Counsel

     All capitalized terms used but not defined herein shall have the same meanings as in the Asset Purchase Agreement.

     1. Swift is a corporation validly existing and in good standing under the laws of Texas, with full corporate power and authority to carry on the businesses in which it is engaged, to own the properties it owns, to execute and deliver the Asset Purchase Agreement and the other agreements contemplated thereby (the "Related Agreements"), to consummate the transactions contemplated by the Asset Purchase Agreement and the Related Agreements, and to perform its obligations thereunder.

     2. The execution, delivery and performance of the Asset Purchase Agreement and Related Agreements by Swift and Buyer, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of Swift.

     3. The Asset Purchase Agreement, and those Related Agreements to which Swift is a party, have been duly executed and delivered by Swift and, assuming due authorization, execution and delivery by Antrim and Buyer, constitute legal, valid and binding obligations of Swift, enforceable against Swift in accordance with their respective terms, except that the validity of the indemnification provisions in Article VIII of the Asset Purchase Agreement may be limited by federal and state securities laws and the public policy considerations underlying such laws.

     4. To our knowledge, no notice to, consent, authorization, approval or order of any Texas or United States federal court or governmental agency or body is required in connection with the execution or delivery by Swift or Buyer of the Asset Purchase Agreement, or the performance of their respective obligations thereunder, except for such notices, consents, authorizations, approvals or orders as have already been made or obtained.

     5. Neither the execution and performance by Swift and Buyer of the Asset Purchase Agreement and those Related Agreements to which it is party, nor the consummation of the transactions contemplated thereby, will violate, conflict with, or result in a breach of any terms, conditions and provisions of, (a) the Articles of Incorporation or Bylaws of Swift, (b) to our knowledge, any Texas or United States federal statute, rule or regulation applicable to Buyer or Swift, or (c) to our knowledge, any judgment, decree or order of any Texas or United States federal court or any Texas or United States federal regulatory agency or body having jurisdiction over Buyer or Swift or any properties or assets of Buyer or Swift.

     6. The Shares to be issued to Antrim Canada pursuant to the Asset Purchase Agreement, when issued in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable. The issuance of the Shares pursuant to the Asset Purchase

Agreement will transfer to Antrim Canada valid title to the Shares, free and clear of all liens of every kind except for any created by Antrim, but subject to compliance with applicable federal and state securities laws and applicable provisions set forth in the Agreement.

     7. The listing of the Shares for trading on the New York Stock Exchange has been duly authorized by all necessary corporate action on the part of Swift.

     8. To our knowledge, Swift has filed with the Securities and Exchange Commission (the "SEC") all forms, statements, reports and documents required to be filed by it for the fiscal years 1998, 1999 and 2000, and for the quarterly periods ended March 31, June 30 and September 30, 2001, under each of the 1933 Act, the 1934 Act and the respective rules and regulations thereunder, all of which, as amended, if applicable, to our knowledge complied when filed in all material respects with the applicable requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations thereunder.

     9. We have no reason to believe, after due inquiry, that Swift is not eligible to use SEC Form S-3 for the registration of the Shares under the 1933 Act.

     The opinions may be subject to such assumptions and qualifications and may rely upon such certificates as are customary and deemed appropriate by counsel to Buyer and Swift.

                             II. New Zealand Counsel

     All capitalized terms used but not defined herein shall have the same meanings as in the Asset Purchase Agreement.

     Subject to the qualifications, reservations and limitations set out [in this opinion], we are of the opinion that under the laws of New Zealand:



     1. Buyer is a limited liability company registered under the Companies Act 1993 (New Zealand), with full corporate power and authority to carry on the businesses in which it is engaged, to own the properties it owns, to execute and deliver the Asset Purchase Agreement and the other agreements contemplated thereby (the "Related Agreements"), to consummate the transactions contemplated by the Asset Purchase Agreement and the Related Agreements, and to perform its obligations thereunder.

     2. Buyer is a wholly-owned subsidiary of Swift Energy International, Inc, a United States corporation, which in turn is a wholly-owned subsidiary of Swift.

     3. The execution, delivery and performance of the Asset Purchase Agreement and Related Agreements by Buyer and Swift, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of Buyer.

     4. The Asset Purchase Agreement, and those Related Agreements to which Buyer is a party, have been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Antrim and Swift, constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except that the validity of the indemnification provisions in Article VIII of the Asset Purchase Agreement may be limited by public policy considerations.

     5. No notice to, consent, authorization, approval or order of any New Zealand court or governmental agency or body is required in connection with the execution or delivery by Buyer or Swift of the Asset Purchase Agreement, or the performance of their respective obligations thereunder, except for such notices, consents, authorizations, approvals or orders as have already been made or obtained or are required within 3 months after completion of the transactions contemplated by the Asset Purchase Agreement pursuant to the Petroleum Act 1937 (New Zealand) or the Crown Minerals Act 1991 (New Zealand).

     6. Neither the execution and performance by Buyer and Swift of the Asset Purchase Agreement and those Related Agreements to which it is party, nor the consummation of the transactions contemplated thereby, will violate, conflict with, or result in a breach of any terms, conditions and provisions of, (a) the constitution of Buyer, (b) any New Zealand statute, rule or regulation, or (c) any judgment, decree or order of any New Zealand court or any New Zealand regulatory agency or body having jurisdiction over Buyer or Swift or any properties or assets of Buyer or Swift.

Qualifications, Reservations and Limitations

     The qualifications, reservations and limitations to which the opinion set out above are subject [will include/are as follows]:


(a) the enforceability of the Asset Purchase Agreement means that the obligations assumed by the Buyer are of a type which a New Zealand court enforces or recognises. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms, and in particular, enforceability may be limited or qualified by reason of the qualifications set out in this opinion;

(b) enforcement of the Asset Purchase Agreement may be limited by general principles of equity; for example, equitable remedies are discretionary, subject to equitable defences and are not available where damages are considered to be an adequate remedy, nor will specific performance normally be ordered in respect of a monetary obligation;

(c) the obligations of the Buyer are subject to all laws and defences generally affecting creditors' rights (including, for example, laws relating to insolvency, bankruptcy and liquidation together with laws relating to moratorium, receivership, reorganisation and reconstruction);

(d)  claims may be or become:

     (i) time-barred under the Limitation Act 1950; and

     (ii) subject to the defences of set-off, abatement or counterclaim;

(e) enforcement of the Asset Purchase Agreement is subject to the doctrine of estoppel in relation to representations, acts or omissions of any party to an agreement or document which may preclude, limit or affect the ability of the party to enforce against another party the obligations of that other party under that agreement or document;

(f) an obligation to pay an amount (for example, default interest) may not be enforceable if the amount is held by a New Zealand court to constitute a penalty and not a genuine and reasonable pre-estimate of the loss likely to be suffered in the relevant circumstances;

(g) a provision of the Asset Purchase Agreement relating to the binding or conclusive effect of a calculation, determination, certification or opinion may not be enforceable because a New Zealand court may review the grounds on which it is made or given;

(h)  the laws of New Zealand may require that:

          (i) discretions are exercised reasonably; and

          (ii) opinions are based on reasonable grounds;

(i)  a New  Zealand  court may not  enforce a  provision  of the Asset  Purchase
     Agreement   relating  to  the  severability  of  an  illegal,   invalid  or
     unenforceable provision as a New Zealand court reserves to itself the decision whether that provision is severable;

(j) proceedings brought before a New Zealand court are subject to the general jurisdiction of a court to award costs against even a successful party;

(k) a New Zealand court may not enforce a provision of the Asset Purchase Agreement limiting, restricting or otherwise relating to amendments or waivers if it determines the intentions of the parties to be contrary in any case;

(l) we express no opinion on the enforceability of an indemnity for legal costs, as a New Zealand court reserves a wide discretion to itself in the making of an order for costs;

(m) proceedings brought before a New Zealand court may be stayed if the subject matter of the proceedings has previously been considered by or is concurrently before another court in another jurisdiction;

(n) the provisions of the Asset Purchase Agreement would be affected and might not be enforceable if the Governor-General on the recommendation of the Minister of Justice in New Zealand by Order-in-Council appoints a statutory manager to the Company pursuant to the Corporations (Investigation and Management) Act 1989;

(o) we have relied on searches of public records of the Companies Office and the records of the Registrar of the High Court as well as of the records of the Crown Minerals Division of the Ministry of Economic Development. We note that such records may not be complete or up to date and that an application to register a charge or to liquidate a company or notice of liquidation or resolution for liquidation or appointment of a receiver may not be filed at the Companies Office immediately or, even if filed, may not be available for public inspection. It is possible that a statement of claim for the liquidation of the Company would be accepted by a High Court Registrar other than at [Wellington being the High Court Registry closest to Antrim's registered office]. We have therefore assumed the records of the Registrar of Companies and the High Court Registrar at [Wellington] as well as those of the Crown Minerals Division of the Ministry of Economic Development are accurate, complete and up to date;

(p) The reference to "knowledge" in this opinion refers to present knowledge of our partners and employees who have had significant involvement in acting for Buyer in connection with the transaction.

General

     This opinion:


(a)  is addressed to you solely for the use and benefit of Seller;

(b)  may be relied upon only by Seller; and

(c)  is strictly limited to the matters stated herein.

     This opinion is furnished to Seller for the purposes of execution of the Asset Purchase Agreement, and is solely for your benefit and is not to be used, circulated, quoted or relied upon by any other person, or by you for any other purpose, or quoted or referred to in a public document without our prior written consent.

     This opinion is strictly limited to the laws applying as at the date of this opinion and to the matters stated in it. It does not apply by implication to other matters and we assume no obligation to review or update this opinion.